Exhibit 10.15

LEASE

Wells Fund XIV—150 Apollo Drive, LLC

To

Harris Corporation

At 150 Apollo Drive, Chelmsford, Massachusetts

ARTICLE I

Fundamental Lease Provisions

1.1        Reference Subjects.  Each reference in this Lease to any of the following subjects shall incorporate the following information. Other terms are defined throughout this Lease and are indexed in the last Article.

Date of Lease:	As of January 1, 2010

Landlord:	Wells Fund XIV—150 Apollo Drive, LLC

Landlord’s Address:

c/o Wells Real Estate Funds

6200 The Corners Parkway

Norcross, GA 30092

Attn: General Counsel

With a copy to:

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, MA 02110-1447

Attn: Daniel A. Taylor

With a copy to any mortgage of whom Tenant has been given notice and with a copy to the Property Manager.

Landlord’s current mortgage is: None

Tenant:	Harris Corporation

Tenant’s Address:	150 Apollo Drive, Chelmsford, Massachusetts

Address of Property:	150 Apollo Drive, Chelmsford, Massachusetts.

Building and Property:

The building known and numbered as 150 Apollo Drive, Chelmsford, Massachusetts (“Building”), the Building and the parcel of land on which it is located being collectively referred to as the “Property” and is more particularly described in Exhibit A attached.

Permitted Uses:	General office uses, including computer laboratory research and development.

Premises:	The Building and the Property.

Rentable Floor Area of Premises:	79,873 rentable square feet (“RSF”), which the parties agree shall be conclusive for all purposes of this Lease.

Term:

Initial Term:	The period commencing on May 1, 2010 (“Term Commencement Date”) and expiring at 11:59 p.m. on the last day of the eighth (8 th) Lease Year thereafter (“Ending Date”).

Extension Terms:	Two extension terms of five (5) Lease Years each as provided in Section 2.5.

Lease Year:

The first Lease Year begins at 12:01 a.m. on the Term Commencement Date and ends at 11:59 p.m. on the last day of the twelfth full calendar month after said Term Commencement Date. Each subsequent Lease Year ends at 11:59 p.m. twelve (12) months after the preceding Lease Year.

Landlord Improvements:	Landlord is providing no improvements but is providing the Tenant Improvement Allowance described below.

Landlord’s Construction Representative:

Rent Commencement Date:

Base Rent shall commence on March 1, 2011 (“Base Rent Commencement Date”).

Additional Rent shall commence on the Term Commencement Date (“Additional Rent Commencement Date”). In addition, Tenant shall be responsible for paying certain Premises costs during the Early Access Period as provided in Section 2.6.

Broker(s):	Cushman & Wakefield as Landlord’s broker and UGL Equis as Tenant’s broker.

Landlord’s Property Manager:	Wells Management, Inc. with an address c/o Wells Real Estate Funds 6200 The Corners Parkway Norcross, GA 30092 Attn: Asset Manager - East Region

Landlord’s Adviser:	Wells Real Estate with an address c/o Wells Real Estate Funds 6200 The Corners Parkway Norcross, GA 30092 Attn: Asset Manager - East Region

Parking Allotment:	All of the parking spaces on the Property solely for the use of Tenant’s employees and business invitees.

Base Rent:	Lease Year 1—From the Term Commencement Date to the Rent Commencement Date (months 1-10), as a concession no Base Rent shall be due.
Initial Term:

Lease Year 1—For the last two months of the first Lease Year (months 11-12) Base Rent shall be at the annual rate of $675,000, as a concession Base Rent shall be payable only on 60,000 RSF of the Premises ($11.25 x 60,000).

Lease Year 2— Base Rent shall be at the annual rate of $763,750, as a concession Base Rent shall be payable only on 65,000 RSF of the Premises ($11.75 x 65,000).

Lease Year 3— Base Rent shall be at the annual rate of $857,500,000, as a concession Base Rent shall be payable only on 70,000 RSF of the Premises ($12.25 x 70,000).

Lease Year 4— Base Rent shall be at the annual rate of $1,018,381, ($12.75 x 79,873).

Lease Year 5— Base Rent shall be at the annual rate of $1,058,317, ($13.25 x 79,873).

Lease Year 6— Base Rent shall be at the annual rate of $1,098,254, ($13.75 x 79,873).

Lease Year 7— Base Rent shall be at the annual rate of $1,138,190, ($14.25 x 79,873).

Lease Year 8— Base Rent shall be at the annual rate of $1,178,127, ($14.75 x 79,873).

Extension Terms:	Base Rent per annum for each Extension Term shall be Fair Market Rent, all as more fully provided in Section 4.1.2.

Additional Rent:	All amounts payable by Tenant under this Lease other than Base Rent, including without limitation Additional Rent as described in Article II.

Tenant Improvement Allowance:	$1,797,142 ($22.50 x 79,873). See Section 3.2.3 and Exhibit E.

Tenant Work:	To be constructed by Tenant as set forth in Section 3.2 and Exhibit E

Tenant Construction Representative:

Tenant Access Date:	As provided in the Premises Delivery Schedule attached as Exhibit H. The period between such date and the Term Commencement Date is referred to as the “Early Access Period.” See Section 2.6.

Public Liability Insurance:	$5,000,000

Threshold Amount:	$100,000

Other Provisions:

Early Termination Right. So long as Tenant is not in default continuing beyond any applicable notice and cure period in the payment of rent either at the time of its notice or on the Early Termination Date, Tenant shall have the option to terminate the Term of this Lease effective as of 11:59 pm of February 28, 2016 (“Early Termination Date”) by giving unconditional, irrevocable written notice thereof to Landlord on or before the date twelve (12) months prior to such Early Termination Date, time being of the essence. On or before the Early Termination Date Tenant shall pay to Landlord One Million Three Hundred Forty-five Thousand Two Hundred Seventy-three Dollars ($1,345,273) (“Termination Payment”) which amount is comprised of amounts the parties have conclusively agreed are Landlord’s unamortized transaction costs. The Termination Payment shall be in addition to, and not in lieu of, all rent due under the Lease for the period ending on the Early Termination Date. Failure to timely exercise such termination option shall constitute Tenant’s irrevocable waiver of such option.

If Tenant exercises its termination option as set forth above, Tenant shall peaceably surrender the Premises to Landlord on or before the Early Termination Date in accordance with Section 5.1.9 of the Lease. If Tenant fails timely to surrender the Premises or to pay the Termination Amount, the provisions of Section 5.1.9 of the Lease concerning holdover shall apply, and Tenant shall be liable for any holdover rent and damages as set forth therein (in addition to and not in lieu of the Termination Payment set forth above).

Signage. Subject to obtaining all approvals required by law and obtaining Landlord approval not to be unreasonably withheld, conditioned or delayed, Tenant at its expense may construct exterior signage on the Building in accordance with Section 8.13 of this Lease. Tenant shall remove such sign at the end or earlier termination of the Term.

Exhibit A	-	Property Description
Exhibit B	-	Tenant Work Insurance Schedule
Exhibit C	-	Initial Hazardous Materials per Section 5.1.8
Exhibit D	-	Subordination, Recognition and Attornment Agreement Form
Exhibit E	-	Tenant Initial Construction

Exhibit E1	-	Tenant’s Initial Construction Plans
Exhibit F	-	Existing Building Furniture
Exhibit G	-	Building Rules and Regulations
Exhibit H	–	Premises Delivery Schedule
Exhibit I	–	Sign Location
Exhibit J	–	Rooftop Equipment Location

ARTICLE II

Premises and Term

2.1        Premises.  Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, subject to matters of record and matters referred to below, all of which Tenant shall conform to. Subject to reasonable rules established from time to time by Landlord, Tenant shall also have appurtenant rights to use the roads, utilities and easements now or hereafter serving the Premises in common with others to whom Landlord has granted or hereafter may grant rights (Landlord reserving the right from time to time to grant and relocate easements, to alter and diminish the shape and size of the lot and to alter driveways, walkways, parking areas and utilities serving the Building, all of which may be done by Landlord so long as the same do not materially and adversely affect Tenant’s use of the Premises.)

Tenant shall take ownership at no additional cost to Tenant of the existing Building furniture and equipment listed on Exhibit F attached (“Existing Building Furniture and Equipment”) which Landlord is making available to Tenant in its “as is” condition as of the Date of Lease and without any warranty or representation except that Landlord warrants that there are no outstanding liens or security interests on the Existing Building Furniture and Equipment. Such Existing Building Furniture and Equipment shall hereafter be Tenant’s personal property which shall be at the sole risk of Tenant and such Furniture shall be removed by Tenant at the end of the Term. (Equipment shall be left at the expiration of the term of this Lease.)

2.2        Acceptance of Premises.  Landlord shall deliver the Premises to Tenant with the Building systems, including the electrical, plumbing, and mechanical systems, in good working order as of the Tenant Access Date. Tenant acknowledges that it has had full opportunity to inspect the Premises with engineering and other consultants of its choice. Tenant’s exercise of any of its rights under this Lease shall be deemed an acknowledgment that the condition of the Premises is satisfactory and that Landlord has fulfilled all obligations with respect to such condition except as otherwise expressly set forth in the Lease. Tenant further acknowledges that, except as expressly set forth herein, neither Landlord nor any person acting under Landlord has made or implied any representations or warranties concerning the Premises, their condition or this Lease.

2.3        Delay in Delivering Possession.  Portions of the Premises are intended to be delivered to Tenant on the Date of Lease and thereafter substantially in accordance with the Premises Delivery Schedule attached as Exhibit H, it being intended that all portions of the Premises will be delivered to Tenant in accordance with Exhibit H, with the final portion of the Premises being delivered on or before the date set forth as the outside premises delivery date in Exhibit H (“Outside Premises Delivery Date”). If there is a holding over or retention of possession of any portion of the Premises by any prior tenant or occupant after the Outside Premises Delivery Date, Landlord shall not be subject to any liability or damages for the failure or delay in giving possession; but from and after the Outside Premises Delivery Date Base Rent and Additional Rent shall be proportionately abated day for day based on the areas of Premises not delivered until an area is delivered to Tenant and, in addition, Tenant shall receive on account of such areas of Premises not delivered one day of free Base Rent for every day after the Outside Premises Delivery Date until an area is so delivered, such amount to be taken against Base Rent first payable under this Lease.

2.4        Term.  This Lease will be for an Initial Term beginning on the Term Commencement Date and ending on the Ending Date set forth in Section 1.1.

2.5        Option to Extend.  The Lease may be extended for the successive Extension Term(s) set forth in Section 1.1 by written notice given at least 12 (but not more than 18) months prior to the end of the expiring term, time being of the essence to such exercise, so long as at the time of such notice and at the beginning of the Extension Term Tenant is not in default beyond any applicable notice and cure period, and this Lease is then in full force and effect. If Tenant fails timely so to exercise its option for any Extension Term, time being of the essence, Tenant shall have no further extension rights hereunder. All references to the Term shall mean the Initial Term as it may be extended by any Extension Term.

2.6        Early Access.  Notwithstanding that the Term shall not commence until the Term Commencement Date, from and after the Tenant Access Date in Section 1.1 and Exhibit H (such period from the Early Access Date to the Term Commencement Date being the “Early Access Period”) Tenant shall have access to the portions of the Premises delivered to Tenant for the purposes of constructing the Tenant’s Initial Construction and installing furniture, fixtures and equipment, but not for the purpose of conducting any business activities. From and after the Tenant Access Date, Tenant shall comply with all of the terms of this Lease except that, during the Early Access Period Tenant shall have no obligation to pay Base Rent or Additional Rent as provided for in Sections 4.3 to 4.5, but Tenant shall pay the cost of all utilities to the Premises they have access to and other reasonable costs directly attributable to Tenant’s construction and installation activities such as dumpsters and rubbish removal. If the utilities or any other such costs are billed to Landlord during the Early Access Period, then Tenant shall reimburse the cost thereof to Landlord as Additional Rent within thirty days of being billed for the same.

ARTICLE III

Landlord’s Work and Tenant Work

3.1        Landlord Work.  Landlord will provide no work or improvements to the Premises (Landlord’s Work).

3.2        Tenant Work.

3.2.1     General.  “Tenant Work” shall mean all work, including improvements, additions and alterations, in or to the Premises other than any Landlord’s Work. Without limiting the generality of the foregoing, Tenant Work shall specifically include all attached carpeting, all signs visible from the exterior of the Premises, and any change in the exterior appearance of the windows in the Premises (including shades, curtains and the like). The Construction Documents for the Tenant’s Initial Construction and all other Tenant Work (a) costing in excess of the Threshold Amount or (b) visible from the exterior of the Building or affecting any exterior element or any roof, structural, mechanical, electrical, utility, fire protection or life safety systems or other systems or equipment of the Building shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed. Cosmetic work within the Premises consisting of painting, carpeting and wall coverings and the like, provided it is not visible from the exterior of the Building and does not affect any exterior element or any roof, structural, mechanical, electrical, utility, fire protection or life safety systems or other systems or equipment of the Building (“Cosmetic Work”) shall not require Landlord’s consent or be included in the calculation of the Threshold Amount, and no prior notice to or approval by Landlord of such Cosmetic work is required. All Tenant Work shall be arranged and paid for by Tenant as provided herein. Tenant shall neither propose nor effect any Tenant Work (i) which adversely affects any structural component of the Building (including, without limitation, exterior walls, core walls, roofs, or floor slabs), (ii) which is incompatible with or adversely affect the electrical, mechanical utility, fire protection or life safety or other systems or equipment of the Building, (iii) which adversely affects other property than the Premises, or (iv) which might diminish the value of the Premises for general use for the Permitted Uses. If Tenant installs any Tenant Work requiring but not receiving Landlord’s approval, Landlord may notify Tenant to remove such Work which Tenant shall promptly thereafter remove.

3.2.2    Construction Documents.  In connection with the execution of this Lease Landlord has given its consent to Tenant’s conceptual plans for initial Tenant Work attached as Exhibit E1 (“Tenant’s Initial Construction”). Landlord shall review Tenant’s Construction Documents for Tenant’s Initial Construction as provided for below. No Tenant Work shall be effected except in accordance with complete construction drawings and specifications (“Construction Documents”). If the Tenant Work is required to be approved by Landlord as provided in Section 3.2.1, then the Construction Documents shall be submitted to and must be approved by Landlord prior to commencement of the Tenant Work, such approval not to be unreasonably withheld, conditioned or delayed if the Construction Documents conform to the requirements of this Lease. At the time Landlord approves such Construction Documents, Landlord shall have the right to notify Tenant which portions of such Tenant Work, if any, must be removed by Tenant at the end of the Term, and any such portions so designated by Landlord shall be removed by Tenant at the end of the Term. The Construction Documents shall be prepared by an architect (“Tenant’s Architect”) experienced in the construction of tenant space improvements, and if the Tenant Work is required to be approved by Landlord as provided in Section 3.2.1, the identity of such Architect shall be approved by Landlord in advance, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall be solely responsible for the liabilities of and expenses of all architectural and engineering services relating to Tenant Work, for the adequacy, accuracy, and completeness of the Construction Documents, and for the conformance of the Tenant Work to all laws, codes and design standards even if approved by Landlord and even if Tenant’s Architect or any engineers has been otherwise engaged by Landlord in connection with the Building. The Construction Documents shall set forth in reasonable detail the requirements for construction of the Tenant Work and shall show all work necessary to complete the Tenant Work including all cutting, fitting, and patching and all connections to all Building systems. Submission of the Construction Documents to Landlord for approval shall be deemed a warranty by Tenant that all Tenant Work described in the Construction Documents (i) complies with all applicable laws, codes and design standards, (ii) does not adversely affect any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, roofs or floor slabs), (iii) is in all respects compatible with and does not adversely affect any mechanical, electrical, utility, fire protection or life safety systems or other systems or equipment of the Building, (iv) does not affect any property other than the Premises, (v) conforms to floor loading limits and all other Building system capacities, (vi) and with respect to all materials, equipment, designs, processes, or products included within Tenant Work, does not infringe on any patent or other proprietary rights of others. Landlord’s approval of Construction Documents shall only signify Landlord’s consent to the Tenant Work shown thereon and shall not result in any responsibility of Landlord concerning compliance of the Tenant Work with laws, coordination of any aspect of the Tenant Work with any other aspect of the Tenant Work or any component or system of the Building, or the feasibility of constructing the Tenant Work without damage or harm to the Building, all of which shall be the sole responsibility of Tenant. Within 30 days after substantial completion of any Tenant Work, whether or not the same costs less or more than the Threshold Amount, Tenant shall furnish to Landlord plans showing the Tenant Work and adjoining portions of the Premises “as built.”

3.2.3    Performance of Tenant Work.  If the Tenant Work is required to be approved by Landlord as provided in Section 3.2.1, then the identity of any person or entity (including any employee or agent of Tenant) performing any Tenant Work (“Tenant Contractor”) shall be approved in advance by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Once any Tenant Contractor has been approved, then the same Contractor may thereafter be used by Tenant until Landlord notifies Tenant that such Tenant Contractor is no longer approved. Tenant shall procure all necessary governmental permits, licenses and approvals before undertaking any Tenant Work. Tenant shall perform all Tenant Work at Tenant’s risk in compliance with all applicable laws and codes and in a good and workmanlike manner employing new materials of good quality and producing a result at least equal in quality to the other parts of the Premises. When any Tenant Work is in progress, Tenant shall cause to be maintained insurance as described in the Tenant Work Insurance Schedule attached as Exhibit B and such other insurance as may be reasonably required by Landlord covering any additional hazards due to such Work, and, if the value of such Work exceeds the Threshold Amount also such bonds or other assurances of satisfactory completion and payment as Landlord may reasonably require, in each case for the benefit of Landlord. All public liability insurance required in Exhibit B shall name Landlord, Landlord’s Adviser, Property Manager and mortgagees as additional insureds, shall contain waivers of subrogations in favor of all insureds and shall be primary coverage as to any other coverage maintained by any such additional insured. Prior to commencing any work within the Premises, Tenant shall deliver to Landlord certificates of all insurance referred to above. If the Tenant Work is required to be approved by Landlord as provided in Section 3.2.1, Tenant shall reimburse Landlord’s reasonable costs of reviewing the proposed Tenant Work and inspecting installation of the same. At all times while performing Tenant Work, Tenant shall require any Tenant Contractor to comply with all applicable laws. Each Tenant Contractor shall work on the Premises without causing labor disharmony, coordination difficulties, or delay to or impairing of any guaranties, warranties, damage to the Building or damage to the work of any other contractor. Tenant shall, and shall cause each Tenant Contractor and its subcontractors to, indemnify and hold the Indemnitees (described in Section 5.1.5) harmless from any claim, loss or expense arising in whole or in part out of any act or neglect committed by such persons while on the Premises to the same extent as Tenant has so agreed in this Lease, the indemnities of Tenant and Tenant Contractor and its subcontractors to be joint and several. No delay or failure to perform or complete any Tenant Work, including the Tenant’s Initial Construction, shall affect the Term Commencement Date, the Rent Commencement Date or any obligation of Tenant.

Tenant, at Tenant’s expense, shall perform all Tenant Work considered necessary or desirable by Tenant to make the Premises ready for Tenant’s occupancy (“Tenant’s Initial Construction”) other than, if any, the Landlord Work described in Section 3.1, all such Tenant Work to be accordance with the provisions of this Section and Exhibit E. So long as no default by Tenant has occurred continuing beyond any applicable notice and cure period, Landlord shall provide the Tenant Improvement Allowance to Tenant described in Section 1.1 in accordance with the provisions of Exhibit E.

3.2.4    Payment for Tenant Work.  Tenant shall pay the entire cost of all Tenant Work and shall keep the Premises, including Tenant’s leasehold, and all of Landlord’s Property free of liens. If any lien is filed or attaches which is claimed to be attributable to Tenant or persons acting under Tenant, then Tenant shall promptly (and always within 30 days) discharge the same.

3.3        Construction Representatives.  In connection with the parties respective rights under this Article III, each party may rely on written approvals and notices given by any person designated as the Construction Representative of the party in Section 1.1, or of any successor to such person of whom a party has been given notice.

ARTICLE IV

Rent

4.1.1    Base Rent - Initial Term.  Base Rent during the Initial Term will be as set forth in Section 1.1.

4.1.2    Base Rent - Extension Terms.  If the Term is extended for any of the Extension Terms, then Base Rent will be as set forth in Section 1.1 and as follows:

Fair Market Rent shall be a per annum amount of Base Rent for the Premises for each year of an Extension Term. Fair Market Rent shall be ascertained as follows: Not later than eight months prior to the end of expiring term Landlord shall give written notice to Tenant setting forth Landlord’s determination of fair market rent for each of the Lease years of the Extension Term in question (which may be different from year to year). Within 1 month following Landlord’s notice Tenant shall either propose its determination of fair market rent by giving notice thereof to Landlord or shall accept Landlord’s determination. If Tenant proposes its determination of fair market rent, then Landlord and Tenant shall meet for the purpose of reaching agreement. If the parties have been unable to reach agreement within forty-five days after Landlord’s receipt of Tenant’s proposal, then Landlord shall give notice to Tenant of an appraiser whom Landlord designates to ascertain such rent. If within 10 days of such notice Tenant objects to such person then Tenant shall give notice to Landlord and designate another appraiser. Both such appraisers shall meet and within 10 days designate a third appraiser, who alone shall within 30 days of his or her designation ascertain such fair market rent; provided, however, that the two appraisers or the single appraiser, as the case may be, may extend any period provided for in this Section upon their own or any party’s motion. If the two appraisers fail to designate the third appraiser within such time, then either Landlord or Tenant may request the then President of the Greater Boston Real Estate Board or successor organization to designate the third appraiser; and if such person fails to designate a third appraiser within 30 days, then the American Arbitration Association, Boston Office (“AAA”) may be so requested to designate the third appraiser. Any appraiser designated shall have had at least 10 years experience in the appraising, leasing, ownership or management of 1,000,000 or more square feet of floor area of buildings similar in character to the Premises in the greater Boston area and shall be a member of the American Society of Real Estate Counselors or hold an MAI designation from the Appraisal Institute, or respective successor organizations.

Fair market rent shall be based on current transactions between non-affiliated parties for rentals for comparable Class A space in the North I495 Massachusetts Submarket, for comparable terms and for tenants of comparable creditworthiness and with appropriate adjustments made as necessary to establish comparability including without limitation all then-current prevailing market conditions and relevant factors such as rent concessions, tenant improvement allowances, cash allowances, free rent and the like, and with rental historically paid under this Lease disregarded. If the parties do not agree in writing on such rent, then the written opinion of fair market rent of the appraiser so chosen as provided above shall conclusively establish such rent (“Fair Market Rent”). The proceedings before the third appraiser to determine Fair Market Rent shall be conducted in accordance with the commercial arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern) and both parties shall have the opportunity to present evidence in accordance with reasonable procedures prescribed by the chosen appraiser consistent with such commercial arbitration rules, and the fee of the chosen appraiser giving his or her written opinion of Fair Market Rent shall be paid equally by the parties and the parties shall bear their own other appraisers and attorneys fees and expenses. If the AAA shall cease to provide arbitration for commercial disputes in Boston, the third appraiser shall be appointed by JAMS or, if it does not then exist, any successor organization to either JAMS or the AAA providing substantially the same services, and in the absence of such an organization, by a court of competent jurisdiction under the arbitration act of The Commonwealth of Massachusetts. The decision of the appraiser determining Fair Market Rent shall be final and binding on the parties.

If Landlord should delay in giving the notice which begins the valuation procedures of this paragraph, or if the process should otherwise be delayed for any reason, then such procedures shall nevertheless remain in effect and be applicable when and as invoked with respect to Base Rent payable during the Extension Term; but until such procedures are completed Tenant shall pay on account of such Base Rent at the rate established for Base Rent for the last twelve months of the expiring term and upon Fair Market Rent being established shall pay the same within 10 days retroactively to the beginning of the Extension Term in question.

4.2.1    Payment.  As consideration for this Lease, Tenant covenants to pay to Landlord, without setoff, reduction, counterclaim or defense and, except as otherwise expressly set forth herein without abatement, the total amounts respectively of Base Rent and Additional Rent for the Term when due pursuant to this Lease. From and after the respective Base Rent Commencement Date and Additional Rent Commencement Date on the first day of each month during the Term (i) 1/12 of the amount of Base Rent due for the Lease Year in question shall be paid in equal monthly installments in advance, and (ii) Taxes, Insurance and Landlord’s Operating Expenses shall be paid as Additional Rent as provided in Section 4.3 (“Additional Rent”). Tenant shall make ratable payment of Base Rent and Additional Rent for any period of less than a month at such Rent Commencement Dates or the end of the Term. All payments of Base Rent, Additional Rent and other sums due shall be paid in current U.S. exchange by check drawn on a clearinghouse bank at the Address of Landlord or such other place as Landlord may from time to time direct (or if requested by Landlord in the case of Base Rent, by electronic fund transfer to an account designated from time to time by Landlord). As used in this Lease, the term “rent” shall mean Base Rent, Additional Rent and any other amount payable by Tenant under this Lease.

4.2.2    Net Return to Landlord.  It is intended that rent payable hereunder shall be a net return to Landlord throughout the Term, free of cost, charge, offset, diminution or other deduction excepting those costs that this Lease expressly provides to be borne by Landlord, and all provisions hereof shall be construed in terms of such intent.

4.3        Additional Rent — Landlord’s Taxes.  Tenant shall pay as Additional Rent all of Landlord’s Taxes for each fiscal period wholly included in the Term (and a ratable amount for the first and last Lease years). Landlord’s Taxes shall be paid in advance in monthly installments on the first day of each month in amounts reasonably estimated from time to time by Landlord to provide for the full payment of Landlord’s Taxes on the date 30 days before such Taxes are due (with further payment by Tenant or repayment to Tenant as the case may be within 10 days following determination of the final amount of Landlord’s Taxes for a fiscal period.)

Tenant shall have the right to seek at its own cost to reduce, maintain the existing level of, or resist increases in (collectively, “abatements”) Landlord’s Taxes, for any fiscal tax period wholly within the Term. If Tenant fails to notify Landlord that it intends to prosecute an abatement at least 45 days prior to the date abatements may be filed without loss of rights, then Landlord shall have such right. If Tenant does prosecute an abatement, it will not thereafter compromise or terminate such prosecution without giving Landlord at least 45 days’ prior notice and opportunity to assume such prosecution. If Landlord elects to prosecute any abatement not prosecuted by Tenant or any other abatement for a fiscal tax period partially within the term, Landlord shall notify Tenant and Tenant shall, within 10 days, elect by notice to Landlord whether Tenant desires to receive the benefits of such abatement proceeding. Tenant’s failure timely to make such election shall be deemed an election not to receive the benefits of such abatement. If Tenant elects to receive the benefits of the abatement proceeding prosecuted by Landlord, Landlord’s Taxes shall also mean and include Landlord’s reasonable costs (including fees of attorneys, appraisers and other consultants) incurred in seeking such abatement whether or not successful and whether or not such efforts involve filing actual abatement applications or initiation of other formal proceedings; and in such case Landlord shall pay to Tenant the net proceeds received from any abatement allocable to Landlord’s Taxes which Tenant has theretofore paid. If Tenant elects (or is deemed to elect) not to receive the benefits of any abatement proceeding prosecuted by Landlord, Landlord’s Taxes shall not include Landlord’s costs in prosecuting such abatement; but Landlord shall be entitled to retain the proceeds of such abatement even if allocable to Landlord’s Taxes which Tenant has theretofore paid. Both Landlord and Tenant shall reasonably cooperate with the moving party in prosecuting any abatement.

“Landlord’s Taxes” means all taxes, assessments, betterments, excises, user fees and all other governmental charges and fees of any kind or nature, or impositions or agreed payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Premises (including any so-called linkage, impact or voluntary betterment payments), and all penalties and interest thereon if due to Tenant’s failure to make timely payments, assessed or imposed against the Premises or the Property of which the Premises are a part (including without limitation any personal property taxes levied on such property or on fixtures or equipment used in connection therewith), other than a federal or state income tax of general application. If during the Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax there shall be assessed, levied or imposed on such Property or Premises or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, levy, charge or fee (as distinct from the federal and state income tax in effect on the Term Commencement Date) measured by or based in whole or in part upon Premises or Property valuation, mortgage valuation, rents, services or any other incidents, benefits of measures of real property or real property operations, then any and all of such taxes, assessments, levies, charges and fees shall be included within the meaning of the term Landlord’s Taxes.

4.4        Additional Rent — Insurance.  Landlord shall maintain throughout the Term all risk insurance covering the Premises against fire and other hazards, casualties and contingencies (including boiler and machinery, flood and earthquake coverage) appropriate to the Premises (and in any case including rent continuation coverage of no less than one year’s Base Rent and Additional Rent on account of Landlord’s Taxes, Insurance, and Operating Expenses, in amounts sufficient to prevent Landlord becoming a co-insurer of any loss and in any event in amounts not less than stipulated from time to time by mortgagees. In addition, Landlord may also obtain and maintain comprehensive general liability insurance covering Landlord, Landlord’s Adviser, Property Manager, mortgagees and others having an interest in the Property, environmental insurance covering the Premises against hazardous materials being released onto the Premises, the Property or land is related thereto, and such other liability and indemnity insurance as Landlord may from time to time reasonably decide (all such insurance referred to in this section being “Insurance”). Tenant shall pay as Additional Rent, all costs of Insurance attributable to the Term in advance in monthly installments on the first day of each month in amounts reasonably estimated from time to time by Landlord to provide for the full payment of the costs of Insurance on the date 30 days before such costs are due (with further payment by Tenant or payment to Tenant as the case may be within 10 days following determination of the final amount of all such costs of Insurance owing for the fiscal period in question).

4.5        Additional Rent — Landlord’s Operating Costs.  “Landlord’s Operating Expenses” means all costs to Landlord of (i) the amount of Insurance deductibles as long as such costs are costs as defined in 4.5(iii) of this Section 4.5, (ii) a management fee in the greater of (a) 1.5% of all Base Rent and Additional Rent required to be paid by Tenant to Landlord or (b) $1,125 per month, and (iii) costs on account of replacements of building systems, including but not limited to mechanical, electrical, plumbing, fire and life safety ascertained in accordance with the following: If Landlord, in its reasonable discretion, installs a new or replacement capital item under clause (iii), the cost of such item together with an interest factor at three percentage points above the then “Prime Rate” (as published in the Wall Street Journal or comparable financial publication reasonably selected by Landlord) at the time such cost is incurred, shall be considered as though such cost and interest comprised a direct reduction loan amortizing over the useful life of such item, and the annual amortization amount shall be included in Landlord’s Operating Expenses. Tenant shall pay as Additional Rent, all of Landlord’s Operating Costs attributable to the Term in advance in monthly installments on the first day of each month in amounts reasonably estimated from time to time by Landlord to provide for the full payment of such costs on the dates 30 days before such costs are due (with further payment by Tenant or payment to Tenant as the case may be within 10 days following determination of the final amount of all such costs owing for the fiscal period in question).

4.6        Survival.  Without implying that other covenants do not survive, the covenants of this Article IV shall survive the Term.

ARTICLE V

Additional Covenants

5.1        Tenant’s Covenants.  Tenant agrees during the Term and such further time as Tenant or any person claiming through Tenant occupies any part of the Premises to do and perform the following, all at Tenant’s cost (it being intended that Tenant as the sole tenant of the Building shall be solely responsible for all maintenance, repair and services to the Building excepting only those matters to be performed by Landlord as provided in Sections 5.2, 6.3 and 6.4):

5.1.1    Utilities.  Tenant shall arrange for, provide and pay directly (and assume all risk of service interruptions) for all water, sewer, oil, gas, electricity and other energy or utility services which serve the Premises and deposits or bonds in connection therewith, all such arrangements to be made on or before the Term Commencement Date.

Tenant shall have the right to select and contract with third party utility providers to the Premises, including but not limited to an electric utility provider, a telecommunications provider and a fiber optic provider. Landlord shall permit providers of utilities selected by Tenant access to the Premises without charge. Tenant shall indemnify and hold Landlord harmless from and against any and all liabilities, losses, claims, costs and expenses arising from or related to the activities of any third party utility providers to the Premises. Tenant shall have the right, at Tenant’s cost but without charge by Landlord, to bring dual feed telecom, dual feed power, TV cable and satellite TV into the Building, provided that any such installation is coordinated with Landlord.

5.1.2    Maintenance.  Subject only to Landlord’s obligations in Sections 5.2, 6.3 and 6.4, Tenant shall be responsible for the entire Premises and Property and shall manage, maintain, repair, replace, clean, secure, protect, defend and keep in compliance with all governmental requirements the Premises and Property and all improvements and appurtenances and all utilities, facilities, installation and equipment used in connection therewith, including all walls, all floor coverings, glass, windows, doors, partitions, exterior and interior lighting, elevators, electrical, plumbing, heating, ventilating, fire protection and life safety, security and other building systems, water and sewage systems serving the Premises and other fixtures or equipment serving the Premises and Property, keeping the Premises, the Property and all improvements and appurtenances in at least as good condition as on the Term Commencement Date or in such better condition as are put in thereafter, damage by casualty and taking and normal wear and tear excepted. Without limitation, Tenant shall provide all cleaning, janitorial services, rubbish disposal, exterior building maintenance consistent with that practiced by prudent responsible owners of comparable buildings, maintenance of all gas, water, electric and other utilities serving the Premises, and shall repair and maintain the grounds, parking areas, and walkways appurtenant to the Premises, and shall provide landscaping and snowplowing services thereto. Further, while Landlord shall be responsible for any replacements of the roof, curtainwall, including glass and mullions, stairs and stairwells as provided in Section 5.2.1, Tenant shall be responsible for the maintenance and repair of all such components as provided above in this Section. All obligations required by this Lease of Tenant shall be performed in accordance with first-class suburban office building standards in the North I495 Massachusetts Submarket area and so as to maintain in full force and effect all warrantys of which Tenant has been given notice. Tenant shall enter into maintenance contracts with recognized and experienced specialized vendors (such contracts and vendors to be subject to Landlord’s approval not to be unreasonably withheld, conditioned or delayed) providing for the periodic servicing of the elevators and mechanical and other building systems as required by good building management practices. Tenant shall have the right to contract with an independent, reputable property management company at its sole cost and discretion, the identity of whom shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed.

While Tenant shall be responsible as provided above in this Section for the repair and maintenance of all building systems, including but not limited to mechanical, electrical, plumbing, fire and life safety systems, it shall be Landlord’s responsibility to replace any such systems or components thereof if such systems or components have failed or in Landlord’s reasonable judgment otherwise require replacement so long as such replacement was not due to Tenant’s negligence or failure to perform its obligations as provided above in this Section. Landlord’s replacement of such systems or components shall be deemed a capital expenditure and such expenditure shall be amortized and billed as Additional Rent to Tenant in the manner provided in Section 4.5, unless such replacement was due to Tenant’s negligence or failure to perform its obligations in which case Tenant shall be responsible for such replacement. Tenant shall promptly notify Landlord of any system or component that has failed setting forth in reasonable detail the repair history with respect to item in question.

5.1.3    Use and Compliance with Law.  Tenant shall occupy the Premises only for the Permitted Uses. At all time Tenant shall comply with all laws, ordinances and bylaws, regulations, codes, (including, without limitation, the Americans With Disabilities Act of 1990, or “ADA”) permits, orders and conditions of any special permits or other governmental approvals (“law” or “laws”) applicable from time to time to the Premises or Tenant or both, foreseen or unforeseen, and whether or not the same interfere with Tenant’s occupancy. Except for the installation of Landlord’s Work required by Section 3.1, if any, Tenant shall procure all approvals, licenses and permits, in each case promptly giving Landlord true and complete copies of the same and all applications therefor. Tenant shall never overload any of the Building systems, including the floors and mechanical, electrical and structural systems, and shall also keep the Premises equipped with appropriate safety appliances and comply with all requirements of insurance and of insurance inspection or rating bureaus. It is intended that Tenant bear the sole risk of all present or future laws affecting the Premises, and Landlord shall not suffer any reduction in any rent on account of the enforcement of laws. Tenant shall comply with the Building Rules and Regulations attached as Exhibit G. Landlord shall comply with all laws which apply to those services Landlord is required to provide to Tenant under Section 5.2.1 or under any other express provision of this Lease.

5.1.4    Liens and Encumbrances.  Tenant shall keep the Premises (and Landlord’s interest therein) and Tenant’s leasehold (and Tenant’s interest therein) free of, and shall within 30 days discharge, any attachment, lien, security interest or other encumbrance which arises as a result of any act or omission of Tenant or persons acting under Tenant.

5.1.5    Indemnities.  Tenant shall indemnify, save harmless and defend Landlord, Landlord’s Advisor, Property Manager and mortgagees and their respective officers, directors, managers, members, partners, agents and employees, (“Indemnitees”) from all liability, claim, damage, cost or loss arising out of (i) any negligent act or omission by Tenant or persons acting under Tenant to the extent not caused by the negligence of Landlord or persons acting under Landlord, and (ii) any injury, loss, theft or damage to any person or property caused by Tenant or otherwise resulting from any act or neglect of Tenant or persons acting under Tenant. In addition, if Landlord or any Indemnitees shall become or be made a party to any claim or action instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person claiming through or under Tenant for foreclosure of any lien, attachment or mortgage on the Premises existing in violation of Tenant’s covenants then Tenant shall also so indemnify Landlord and Indemnitees.

Landlord shall indemnify, save harmless and defend Tenant and its officers, directors, managers, members, partners, agents and employees, (“Indemnitees”) from all liability, claim, damage, cost or loss arising out of any negligent act or omission by Landlord or persons acting under Landlord to the extent not caused by the negligence of Tenant or persons acting under Tenant.

Without implying that other covenants do not survive, the covenants of this Section shall survive the Term.

5.1.6    Landlord’s Right to Enter; Interruptions; Signage.  Landlord and persons acting under Landlord may upon such notice and in such manner as is reasonable under the circumstance enter the Premises and Property during business hours (and in case of emergency at any time) in exercise of any rights reserved to Landlord, or to inspect the Premises, or to take measurements of the Premises, or to secure or protect the Premises, and similarly may show the Premises to prospective purchasers and lenders, and during the last 12 months of the Term prospective tenants (and during the last 12 months of the Term may keep affixed in suitable places on the Building and Property notices for letting so long as it does not interfere with Tenant’s sign or business operations). In addition, Landlord may affix at its expense a suitable sign in the proximity to the main entrance to the Premises at a location approved by Tenant, such approval not to be unreasonably withheld, conditioned or delayed, identifying the Premises as property owned by Landlord. Any free-standing sign of Tenant’s identifying the Premises shall also appropriately identify the Premises as property owned by Landlord. Except in case of emergency, Landlord shall provide Tenant at least 24 hours written notice of any entry to the space (and if feasible under the circumstances, at least 48 hours notice).

5.1.7    Personal Property.  All personal property of any person which is located on the Premises shall be at the sole risk of Tenant. Landlord shall not be liable for any loss or damage to person or property resulting from any accident, theft, vandalism or other occurrence on the Premises, including damage resulting from water, wind, ice, steam, explosion, fire, smoke, chemicals, the rising of water or leaking or bursting of pipes or sprinklers, defect, failure or any other cause except if such loss or damage is caused solely and directly by Landlord’s negligence or willful misconduct. In no event shall Landlord ever be liable for any interruption or failure of any provider of utilities to the Premises.

5.1.8    Damage, Nuisance.  Tenant shall not itself, nor shall Tenant permit persons acting under Tenant to, either with or without negligence, injure, overload, deface, damage or otherwise harm the Premises or any part thereof; fail to cause to Premises to comply with all laws; use the Premises contrary to any law or in a manner likely to create any nuisance or to invalidate or increase the premiums for insurance on the Building or its contents; permit the emission, discharge, release or other escape or introduce into the septic or sewage disposal system or any drains on the Property any oil or petroleum products, asbestos, polychlorinated biphenyls, toxic mold or any substances which because of their quantitative concentration, biological, chemical, radioactive, flammable, explosive, infectious, toxic or other characteristics constitute or may reasonably be expected to constitute or contribute to a danger or hazard to the health, safety or welfare of any person, the Premises, the Property or the environment (collectively, “hazardous materials”), or allow the storage, generation, disposal or use of such hazardous materials (collectively “hazardous materials activities”) in any manner not sanctioned by law or by the highest standards prevailing in the industry for such activities; nor shall Tenant permit to be brought onto the Premises any hazardous materials except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such materials (Tenant warranting that the identity of all such materials so used or intended to be used is as set forth on Exhibit C); permit any noise or odors to emanate beyond the Premises; or permit any waste whatsoever to the Premises or Property. Without limitation, hazardous materials shall include all substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq.; Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 as amended (“SARA”); Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. as amended (“TSCA”); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq. as amended; the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. Chapter 21, and the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, M.G.L. Chapter 21E and in any other laws governing similar matters as they may be adopted and amended from time to time. Landlord may inspect the Premises and Property from time to time, and Tenant will cooperate with such inspections. If required by any mortgagee or governmental authority or if Landlord has a reasonable basis to believe a release of hazardous materials may have occurred or a threat of release exists on or about the Premises or hazardous materials activities have taken place that do not conform to all laws, then Landlord may, but need not, perform appropriate testing in a commercially reasonable manner and the reasonable costs thereof shall be reimbursed to Landlord by Tenant upon demand as Additional Rent. Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence or absence of hazardous materials and hazardous materials activities at the Premises, and Tenant shall furnish a copy to Landlord within 10 days after receipt of any notice from any person alleging that hazardous materials have been released on or from the Premises, or that hazardous materials activities have taken place at the Premises which are not in compliance with laws. In all events, and without limitation, Tenant shall indemnify all Indemnitees in the manner elsewhere provided in this Lease with respect to hazardous materials and hazardous materials activities at the Premises whether or not consented to by Landlord (and for these purposes, loss indemnified shall include without limitation any costs of investigation or remediation, any claim of personal injury or property damage to any person and any claimed decrease in value of or adverse impact on marketability to Landlord’s property including the Premises). Without implying that other covenants do not survive, the covenants of this Section shall survive the Term. Tenant shall from time to time upon Landlord’s request confirm all of the foregoing covenants directly to mortgagees, and in that connection shall execute and deliver to such mortgagees hazardous materials indemnities in such form and substance as such mortgagees then require of borrowers.

5.1.9    Yield Up.  At the expiration or earlier termination of the Term, Tenant and all persons claiming through Tenant shall without the necessity of notice surrender the Premises broom-clean and in good condition, normal wear and tear and damage by casualty or taking excepted, and also deliver all keys (or lock combinations) to the Premises; remove all Tenant Work which Landlord designated for removal at the time it approved such Tenant Work; remove all trade fixtures and personal property whether or not bolted or otherwise attached; remove all of Tenant’s signs wherever located; and in all cases shall repair damage which results from such removal. Any property not so removed shall be deemed abandoned, shall at once become the property of Landlord, and may be disposed of in such manner as Landlord shall see fit; and Tenant shall pay the actual cost of removal and disposal to Landlord within 30 days after demand. Notwithstanding the foregoing Tenant shall not be obligated to remove any of the improvements, equipment or fixtures that existed upon Tenant’s Access Date, including but not limited to the generator, supplemental HVAC units, cabling trays, or other Equipment.

5.1.10  Holding Over.  If Tenant (or anyone claiming through Tenant) shall remain in possession of the Premises or any part thereof after the Term without a written agreement executed by Landlord, then without limiting Landlord’s other rights and remedies the person remaining in possession shall be deemed a tenant at sufferance, and Tenant shall thereafter pay monthly rent (pro rated for such portion of any partial month as such person shall remain in possession) at a rate equal to one and one-half times the amount payable as Base Rent for the twelve-month period immediately prior to such termination, together with all Additional Rent also payable as provided in this Lease; and after Landlord’s acceptance of the full amount of such rent for the first month following the Term the person remaining in possession shall be deemed a tenant at sufferance at such rent and otherwise subject to all of the provisions of this Lease. Notwithstanding the foregoing provisions of this paragraph, Landlord may exercise any process in force in the state in which the Premises are located or any other right or remedy permitted to it by law.

5.1.11  Transfer - Assignment and Subletting.  Tenant, voluntarily or involuntarily, shall not assign this Lease, or sublet, license or otherwise permit the occupancy of all or any portion of the Premises (all or any of the foregoing being referred to as “Transfers”, and all assignees, and other occupants are referred to as “Transferees”) without obtaining on each occasion the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any Transfer without such consent which is not a Permitted Transfer (hereafter described) shall be a default under this Lease. Permitted Transfer meeting the requirements of the following paragraph require no consent of Landlord.

This Lease may be assigned or the Premises may be sublet in whole or substantial part after prior notice to Landlord and compliance with the procedures set forth hereafter in this Section, but without the consent of the Landlord, (i) to any corporation into or with which Tenant is merged or consolidated or to any corporation to which all or substantially all of the Tenant’s assets are transferred, or (ii) to any parent corporation which owns all or substantially all of the common stock of Tenant (“Tenant’s Parent”), any subsidiary corporation which Tenant owns all or substantially all of the common stock, or any commonly owned corporation which Tenant’s Parent owns all or substantially all of the common stock (all of the foregoing being “Tenant Affiliates”), provided, however, that in both cases of clauses (i) and (ii) the Transferee corporation shall (a) agree in an instrument reasonably satisfactory to Landlord to be bound by all of the terms and conditions of this Lease, and (b) shall itself have a net worth at least equal to Tenant’s net worth as of the Term Commencement Date or as of the calendar quarter most recently ended prior to the date of the proposed Transfer, whichever of Tenant’s net worth is the higher. Tenant may also sublet up to 51% of the Premises to any Tenant Affiliate upon compliance with the following procedures in this Section but without regard to clauses (a) and (b) above; but any subletting of more than 51% of the Premises shall comply with such clauses (a) and (b). All of the foregoing in this paragraph are referred to as “Permitted Transfers”.

Landlord shall not be required to consent to any Transfer (Permitted Transfers do not require such consent) to any person which would be of such character as would be inappropriate in Landlord’s reasonable judgment as a tenant for a first class office building; and in no event shall Landlord be required to consent to any assignment or subletting of all or substantially all of the Premises unless (i) the financial condition of any Transferee of any assignment or subletting of all or substantially all of the Premises shall be reasonably satisfactory to Landlord and (ii) the Transferee shall agree in an instrument reasonably satisfactory to Landlord to be bound by all of the terms and conditions of this Lease. Tenant’s request for consent to a Transfer, or notice in the case of a Permitted Transfer, shall include a copy of the proposed Transfer instrument, together with reasonably detailed financial, business and other information about the proposed Transferee in detail reasonably satisfactory to Landlord. If Tenant makes a Transfer hereunder (other than a Permitted Transfer), and if the aggregate rent and other amounts payable to Tenant in connection with such Transfer exceed the sum of (x) all Base Rent and Additional Rent payable with respect to the space in question plus (y) Tenant’s reasonable out-of-pocket costs paid to Transferee or third parties to procure the Transfer amortized and taken into account on a straight-line basis over the term of the Transfer, then Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the amount of such excess. Except for Permitted Transfers, if Tenant does Transfer with (or without) Landlord’s consent more than 25,000 RSF of the Premises in the aggregate, then any option Tenant may have with respect to Extension Options shall automatically be terminated and the Term shall end upon the expiration of the then current Initial or Extension Term as the case may be.

In all events notwithstanding any Transfer and whether or not the same is a Permitted Transfer or consented to by Landlord, Tenant’s (and any guarantor’s) liability to Landlord shall remain direct and primary, and any Transferee by means of an assignment or the subletting of all or substantially all of the Premises shall likewise remain jointly and severally, directly and primarily liable to Landlord in the case of further Transfers. In the case of any requested consent to such a Transfer by assignment or such subletting, Tenant shall deliver to Landlord together with Tenant at the time of such request (i) a true and complete copy of the proposed transfer instrument containing all of the terms and conditions of such Transfer, and (ii) a written agreement of the Transferee in form reasonably approved by Landlord agreeing with Landlord to perform and observe all of the terms, covenants and conditions of this Lease. Tenant shall pay to

Landlord as Additional Rent Landlord’s reasonable attorneys’ fees not to exceed $2,500 for each Transfer in reviewing any Transfer requiring Landlord’s consent, whether or not Landlord consents to the same. Any Transferee of all or substantially all of Tenant’s interest in the Premises, including any Permitted Transfer, shall be deemed to have agreed directly with Landlord to be jointly and severally liable with Tenant for the performance of all of Tenant’s covenants under this Lease; and such assignee shall upon Landlord’s request execute and deliver an instrument as aforesaid in confirmation thereof (and agrees that its failure to do so shall be subject to the default provisions). Landlord may collect rent and other charges from any Transferee (and upon notice such Transferee shall pay directly to Landlord) and Landlord shall apply the amount so collected to the rent reserved and next due hereunder. No Transfer or Landlord’s consent thereto shall be deemed a waiver of the provisions of this Section, or the acceptance of any Transferee as a tenant, or a release of Tenant or any guarantor or other person from direct and primary liability for the performance of all of the covenants of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any Transferee from the obligation of obtaining the express consent of Landlord to any modification of such Transfer or a further Transfer; nor shall Landlord’s consent alter in any manner whatsoever the terms of this Lease, to claim for any Transfer at all times shall be subject and subordinate.

5.1.12  Third Party Litigation.  If Landlord, Landlord’s Adviser or Property Manager are made parties to any litigation commenced by or against Tenant or by or against any person claiming through Tenant with respect to the Premises, Tenant agrees to pay, as Additional Rent, all costs of Landlord in connection with such litigation including reasonable counsel fees and litigation costs, except in the sole instances where Landlord or Tenant have commenced the litigation against one another or where Landlord has been adjudicated in any litigation to have acted with gross negligence or willful misconduct. Without implying that other provisions of this Lease do not survive, the provisions of this Section shall survive the end of the Term.

5.2        Landlord’s Covenants.

5.2.1    Landlord’s Services.  Landlord shall pay Landlord’s Taxes, obtain and maintain Insurance and maintain, repair and replace the structural elements of the foundation, floor/ceiling slabs, columns, beams, elevator shafts, stairwells and the exterior fence bordering the adjoining cemetery (to the extent Landlord is otherwise obligated to care for such fence) (collectively, “Building Structure”), and in addition Landlord shall as needed replace (but not maintain and repair, such obligation be an obligation of Tenant) the roof, exterior curtain wall including windows and mullions, and stairs and stairwells, keeping the same in the condition Tenant is required to keep the remainder of the Premises so long as any damage thereto was not do to the act, neglect or violation of any covenant of this Lease by Tenant or its Transferees or any of their agents, employees or independent contractors (and in any such case, Tenant and not Landlord shall be responsible for repairing and replacing such damaged items).

If Landlord shall be in default in its express obligations set forth in this Lease (subject to any applicable notice and cure periods) and such default materially disrupts the conduct of Tenant’s business in the Premises for the uses permitted under this Lease, Tenant may thereafter give notice to Landlord that Tenant intends to exercise a Tenant’s Cure as described below (“Tenant’s Cure Notice”). If such default and disruption continues for a period of thirty (30) days after Landlord’s receipt of Tenant’s Cure Notice (or, if such default cannot reasonably be cured within such thirty (30) day period, such longer period as is reasonably required under the circumstances so long as Landlord has in good faith commenced such cure within such thirty (30) day period and thereafter prosecutes the same with reasonable diligence to completion), then Tenant may (but shall not be obligated) thereafter to perform such of the defaulted obligations of Landlord as shall eliminate such disruption (“Tenant’s Cure”), provided, however, that notwithstanding the foregoing (a) no default by Landlord under the provisions of Sections 6.3 and 6.4 shall ever give rise to Tenant’s rights to effect a Tenant’s Cure and (b) if any Mortgagee gives Tenant notice before Tenant is entitled to commence Tenant’s Cure that it will cause a Tenant’s Cure, then Tenant shall not be entitled to effect a Tenant’s Cure so long as such Mortgagee commences within thirty (30) days and diligently prosecutes the same with reasonable promptness. In performing any Tenant’s Cure Tenant shall do only that work reasonably necessary to cure those portions of Landlord’s default that are disrupting the conduct of Tenant’s business, and shall perform all such work in a good and workmanlike manner with a responsible contractor. Landlord shall reimburse all of the Tenant’s reasonable costs, including but not limited to out of pocket costs paid to third parties for performing such Tenant’s Cure and an internal project management fee equal to a third party project manager’s fee within thirty (30) days after written demand to Landlord therefor accompanied by reasonable back-up documentation.

5.2.2    Quiet Enjoyment.  Upon performing all covenants of this Lease, Tenant may peaceably and quietly hold the Premises during the Term, subject always to the terms of this Lease, provisions of law, and matters of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so-called quiet enjoyment covenant, whether express or implied.

ARTICLE VI

Insurance; Casualty; Taking

6.1.1    Tenant shall, at its own cost and expense, maintain during the Term insurance for the benefit of Tenant, Landlord, Landlord’s Adviser, Property Manager and mortgagees from insurers rated at least A-/X by A.M. Best, with terms and coverages reasonably satisfactory to Landlord and with such increases in limits as Landlord may from time to time reasonably request provided that such limits are similar to those then being provided by similar types of tenants in the greater Boston area under leases of similar types of premises for similar uses, and/or as may be required by mortgagees. Initially, Tenant shall maintain the following on an occurrence basis:

(A)

Commercial general liability insurance, with coverage for premises/operations, personal injury, and contractual liability with combined limits of liability of not less than the amounts set forth in Section 1.1.

(B)

Workers’ compensation insurance with statutory benefits and employers’ liability insurance in the following amounts: each accident, $500,000; disease (policy limit), $500,000; disease (each employee), $500,000.

Within 30 days after the Date of Lease, and at least 30 days prior to each policy renewal date, Tenant shall deliver to Landlord certificate(s) evidencing such coverages, and stating that such insurance may not be canceled or amended so as to materially and adversely affect Landlord’s interest without at least 30 days’ prior written notice to Landlord. Liability insurance maintained by Tenant with respect to the Premises shall be deemed to be primary insurance, and any liability insurance maintained by Landlord with respect to the Premises shall be deemed secondary to it. On all liability insurance Landlord, Landlord’s Adviser and Property Manager (and if requested, Landlord’s mortgagees) shall be named as additional insureds.

6.1.2    Insurance by Landlord.  If Tenant fails to perform any covenant in Section 6.1, then without limiting any of Landlord’s other rights and notwithstanding any other provision of this Lease concerning notice and cure of defaults, Landlord may obtain such insurance, and Tenant shall pay the cost thereof and Landlord’s related expenses upon demand as Additional Rent.

6.2        Waivers of Subrogation.  Any insurance carried by Tenant with respect to the Premises or personal property on the Premises shall include an endorsement denying to the insurer rights of subrogation against Landlord, Landlord’s Adviser and Property Manager. Without limiting any other provisions of this Lease, Tenant waives any rights of recovery against Landlord for injury or loss due to hazards required to be covered under Section 6.1.

6.3        Damage or Destruction of Premises.  If through no act or neglect of Tenant or persons acting under Tenant the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to the following provisions of this Section, Landlord shall proceed with diligence, subject to then applicable laws and at the expense of Landlord (but only to the extent of insurance proceeds received and made available to Landlord by any mortgagee) to cause to be repaired such damage, excluding uncompleted Tenant Work and any fixtures, equipment or personal property which Tenant is required or permitted to remove at the end of the Term (which items shall be Tenant’s responsibility to repair). However, if any damage occurs through the act or neglect of Tenant or persons acting under Tenant or if any act or neglect of Tenant or such person prevents Landlord or its mortgagees from collecting all insurance proceeds, then the cost of repairing the casualty damage shall be paid by Tenant except to the extent any insurance proceeds are actually received by Landlord or mortgagees (they being under no obligation to litigate their entitlement), and there shall be no abatement of rent. If any casualty occurs to the Premises during the last two Lease years of the Term and its repair will reasonably cost more than $500,000 and $250,000 respectively for the second to last and last Lease years, then in any such case, this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate given to Tenant within 6 months following adjustment of such casualty loss with the insurer, the effective termination date being not less than 30 nor more than 60 days thereafter.

Subject to the foregoing Tenant shall be entitled to a just abatement of Base Rent during the period of impaired use of the Premises, in no event however exceeding 12 months. If any mortgagee refuses without fault by Tenant to permit insurance proceeds to be applied to replacement of the Premises or if neither Landlord nor such mortgagee has commenced such replacement within 6 months following adjustment of such casualty loss with the insurer, then Tenant may until any such replacement commences give written notice to Landlord and mortgagees terminating this lease at least 45 days thereafter, and if such replacement has not commenced by the end of such 45 day period this Lease shall thereupon terminate but if such replacement has commenced within such period it shall not terminate. Except as provided in this paragraph, Tenant’s obligation to pay all rent and to perform and observe all other covenants and conditions of this Lease shall not be affected by any damage or casualty, and the Term of this Lease and rent hereunder shall continue nonetheless.

6.4        Eminent Domain.  In the event that all or any substantial part of the Premises, meaning more than 50% of floor area, is taken (other than for temporary use, hereafter described) by public authority under power of eminent domain (or by conveyance in lieu thereof), then by notice given within three months following the recording of such taking (or conveyance) in the appropriate registry of deeds, this Lease may be terminated at Landlord’s election 30 days after such notice, and rent shall be apportioned as of the date of termination. If this Lease is not terminated as aforesaid, subject to the rights of mortgagees Landlord shall within a reasonable time thereafter, diligently restore what may remain of the Premises (excluding any items installed or paid for by Tenant which Tenant is permitted or may be required to remove upon expiration) to a tenantable condition. In the event some portion of rentable floor area is taken (other than for temporary use) and this Lease is not terminated, Base Rent shall be proportionally abated for the remainder of the Term. In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, then Tenant shall pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations hereunder with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

So long as Tenant is not then in breach of this Lease beyond any applicable notice and cure period, any specific damages which are expressly awarded to Tenant on account of its relocation expenses and specifically so designated shall belong to Tenant. Except as provided in the preceding sentences of this paragraph, Landlord reserves to itself, and Tenant releases and assigns to Landlord, all rights to damages accruing on account of any taking or by reason of any act of any public authority for which damages are payable. Tenant agrees to execute such further instruments of assignment as may be reasonably requested by Landlord, and to turn over to Landlord any damages that may be recovered in any proceeding or otherwise; and Tenant irrevocably appoints Landlord as its attorney-in-fact with full power of substitution so to execute and deliver in Tenant’s name, place and stead all such further instruments if Tenant shall fail to do so after 10 days notice.

ARTICLE VII

Default

7.1        Events of Default.  If Tenant fails to pay Base Rent, Additional Rent or any other sum when due and such default continues for five business days after Tenant’s receipt of written notice; or if more than two default notices are properly given in any twelve months period, or if Tenant (or any Transferee) makes any Transfer of the Premises in violation of this Lease, or if a petition is filed by Tenant (or any Transferee or guarantor) for insolvency or for appointment of a receiver, trustee or assignee or for adjudication, reorganization or arrangement under any bankruptcy act or other applicable law or if any similar petition is filed against Tenant (or any Transferee or guarantor) and such petition is not dismissed within sixty days thereafter, or if any representation or warranty made by Tenant is untrue in any material respect, or if Tenant fails to perform any other covenant or condition hereunder and such default continues longer than any period expressly provided for the correction thereof (and if no period is expressly provided then for 30 days after notice is given, provided, however, that such 30 day period shall be reasonably extended in the case of any non-monetary default if the matter complained of can be cured but the cure cannot be completed within such period and Tenant begins promptly and thereafter proceeds diligently to complete the cure), then and in any such case, Landlord and its agents lawfully may, in addition to any remedies for any preceding breach, immediately or at any time thereafter without demand or notice and with or without process of law, enter upon any part of the Premises in the name of the whole or mail or deliver a notice of termination of the Term of this Lease addressed to Tenant at the Premises or any other address herein, and thereby terminate the Term and repossess the Premises as of Landlord’s former estate. At Landlord’s election such notice of termination may be included in any notice of default. Upon such entry or mailing the Term shall terminate, all executory rights of Tenant and all obligations of Landlord will immediately cease, and Landlord may expel Tenant and all persons claiming under Tenant and remove their effects without any trespass and without prejudice to any remedies for arrears of rent or prior breach; and Tenant waives all statutory and equitable rights to its leasehold including rights in the nature of further cure or redemption, if any. If any payment of Base Rent or Additional Rent is not paid by the due date, Landlord may impose a late charge equal to five (5%) per cent of the overdue amount, which late charge will be due upon demand as Additional Rent.

No termination or repossession provided for in this Section shall relieve Tenant of its liabilities and obligations under this Lease. If the Term is terminated for default, Tenant covenants, as an additional cumulative obligation after such termination, to pay all of Landlord’s costs, including reasonable attorneys fees, related thereto and in collecting amounts due and all expenses in connection with reletting, including tenant inducements such as free rent, moving expense reimbursements, tenant improvement allowances, brokerage commissions, fees for legal services, expenses of preparing the Premises for reletting and the like together (“Reletting Expenses”). It is agreed that Landlord may as Landlord deems advisable relet the Premises or parts thereof for a term or terms which may be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant tenant concessions, including free rent, tenant improvements and tenant allowances and make alterations to the Premises. No failure to relet or to collect rent under any reletting shall operate to reduce Tenant’s liability; however, Landlord shall use commercially reasonable efforts to relet the Premises in order to mitigate damages in light of Landlord’s reasonable objectives of developing its property in a harmonious manner with appropriate mixes of tenants, uses, floor areas, terms and the like. Landlord’s Reletting Expenses together with all other sums to be paid by Tenant whether incurred prior to or after such termination will be due from Tenant within 10 days of Landlord’s demand.

If the Term of this Lease is terminated for default, Tenant agrees to pay to Landlord (a) all the rent due Landlord in the same manner as if the Term had not been terminated, and (b) within 30 days of such termination also pay the sum of any unamortized amounts of (i) the Tenant Improvement Allowance, (ii) the rent concessions granted to Tenant under this Lease (meaning those items described as concessions in Section 1.1, Base Rent, Initial Term, Lease Years 1 through 3), and (iii) the fees and commissions paid by Landlord to Brokers, such sum to be amortized on a straight line basis down to zero from the Term Commencement Date to the Ending Date with the period after such termination until the Ending Date being the unamortized portion. In calculating such amounts Tenant will be credited with the net proceeds of any rent which has then been paid or is otherwise creditable under applicable law to Landlord from a reletting of the Premises after deducting Reletting Expenses to be paid by Tenant.

Any amount due from Tenant to Landlord or from Landlord to Tenant under this Lease shall bear interest commencing five (5) business days after the date due at the rate of one (1%) percent for each month (or ratable portion thereof) the same remains unpaid.

7.2        Remedies Cumulative; Jury Waiver.  The remedies to which Landlord may resort under this Lease, and all other rights and remedies of Landlord are cumulative, and any two or more may be exercised at the same time. Nothing in this Lease shall limit the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time; and Tenant agrees that the fair value for occupancy of all or any part of the Premises at all times shall never be less than the Base Rent and all Additional Rent payable from time to time. LANDLORD AND TENANT AGREE THAT TO EXTENT PERMITTED BY

LAW, EACH SHALL AND HEREBY DOES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT OR TENANT’S USE OR OCCUPANCY OF THE PREMISES. Landlord and Tenant further agree that any action arising out of this Lease (except an action for possession by Landlord, which the parties agree may be brought in whatever manner or place provided by law) shall be brought in the Trial Court of the Commonwealth of Massachusetts, Superior Court Department, in the county where the Premises are located.

7.3        Waivers of Default; Accord and Satisfaction.  No written consent by Landlord or Tenant to any act or omission which otherwise would be a default shall be construed to permit other similar acts or omissions. Neither party’s failure to seek redress for violation or to insist upon the strict performance of any covenant, nor the receipt by Landlord of rent with knowledge of any breach of covenant, shall be deemed a consent to or waiver of such breach. No breach of covenant shall be implied to have been waived unless such is in writing, signed by the party benefiting from such covenant and delivered to the other party; and no acceptance by Landlord of a lesser sum than the Base Rent, Additional Rent or any other sum due shall be deemed to be other than on account of the installment of such rent or other sum due. Nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy. The delivery of keys (or any other act) to Landlord shall not operate as a termination of the Term or an acceptance or surrender of the Premises. The acceptance by Landlord of any rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice.

7.4        Landlord’s Curing and Enforcement.  If Tenant fails to perform any covenant within any applicable cure period, then Landlord at its option may (without waiving any right or remedy for Tenant’s non-performance) at any time thereafter perform the covenant for the account of Tenant. Tenant shall reimburse Landlord’s cost (including reasonable attorneys’ fees) of so performing, together with an internal project management fee equal to a third party project manager’s fee within 10 days of demand as Additional Rent. Notwithstanding any other provision concerning cure periods, Landlord may cure any non-performance for the account of Tenant after such notice to Tenant, if any, as is reasonable under the circumstances if curing prior to the expiration of the applicable cure period is reasonably necessary to prevent likely damage to the Premises or possible injury to persons, or to protect Landlord’s interest in the Premises. If Landlord institutes any action to enforce the provisions of this Lease against Tenant, if Landlord is the prevailing party in such action Tenant shall pay all of Landlord’s costs of enforcement or intervention, including reasonable attorneys fees and litigation costs. Without implying that other provisions do not survive, this Section shall survive the Term.

ARTICLE VIII

Miscellaneous Provisions

8.1        Notice.  All notices, consents, approvals and the like shall be in writing and shall be delivered in hand, by any courier service providing receipts, or mailed by certified mail addressed, if to Tenant, at the Address of Tenant or such other address within the United States as Tenant shall have last designated by notice to Landlord and, if to Landlord, at the Address of Landlord or such other address within the United States as Landlord shall have last designated by notice to Tenant, with a copy sent in like manner to Property Manager and to any mortgagee as designated from time to time by Landlord. Any notice so addressed shall be deemed duly given on the second business day thereafter if mailed by registered or certified mail return receipt requested or sent by any recognized overnight delivery service, whether or not accepted, or upon actual receipt by any person reasonably appearing to be an agent or employee working in the executive offices of the addressee.

8.2        Limitation of Liability.  Tenant agrees that Landlord shall be liable only for breaches of its covenants occurring while it is owner of the Property. Tenant and each person acting under Tenant agrees to look solely to Landlord’s interest from time to time in the Property for satisfaction of any claim against Landlord. Landlord and each person acting under Landlord agree that Tenant’s total liability for breach of this Lease shall never exceed $12,250,000 in the aggregate. No officer, director, manager, member, trustee, beneficiary, partner, agent or employee of Landlord, Landlord’s Adviser, Property Manager or any mortgagee shall ever be personally or individually liable to Tenant with respect to this Lease or matters relating to the Premises, and no officer, director, manager, member, trustee, beneficiary, partner, agent or employee of Tenant shall ever be personally or individually liable to Landlord with respect to this Lease or matters relating to the Premises. In no event shall Landlord, Landlord’s Adviser, Property Manager or any mortgagee ever be liable to Tenant for indirect, consequential or punitive damages, and in no event shall Tenant ever be liable to Landlord for indirect, consequential or punitive damages; provided, however, that the foregoing shall not affect any right or remedy expressly granted to any party under this Lease.

8.3        Excusable Delay.  If either party is delayed in performing (other than paying Base Rent, Additional Rent or any other charge which may never be delayed) by causes beyond such party’s reasonable control, including war, civil commotion, acts or regulations of government, moratoria and the like, weather, fire, casualty, theft, labor difficulties, or the unavailability of or the failure to perform on the part of providers of services, labor, materials, equipment or utilities from customary sources upon customary terms, or by acts, neglects or delays of the other party (or persons acting under such other party), then such delay shall not be counted in determining the time during which such performance is to be completed.

8.4        Applicable Law and Construction.    This Lease may be executed electronically and in counterparts, shall be construed as a sealed instrument, and shall be governed exclusively by the provisions hereof and by the laws of the state where the Property is located without regard to principles of choice of law or conflicts of law. The covenants of Landlord and Tenant are independent. If any provisions shall to any extent be invalid, the remainder shall not be affected. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant relating in any way to the Premises and supersedes all prior agreements and dealings between them. There are no oral agreements between Landlord and Tenant relating to this Lease or the Premises. This Lease may be amended only by instrument in writing executed and delivered by both Landlord and Tenant. The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns and of Tenant and its permitted successors and assigns. Where the phrases “persons acting under” Landlord or Tenant or “persons claiming through” Landlord or Tenant or similar phrases are used, the persons included shall be assignees, sublessees, licensees or other Transferees or successors of Landlord or Tenant as well as invitees or independent contractors of Landlord or Tenant, and all of the respective employees, servants, contractors, agents and invitees of Landlord, Tenant and any of the foregoing. As used herein, “monetary default” shall mean a default that can be substantially cured by the payment of money and “non-monetary default” shall mean a default that cannot be substantially cured by the payment of money. The titles are for convenience only and shall not be considered a part of the Lease. This Lease shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially to the formation of this Lease. If Tenant is granted any extension, election or other option, to be effective the exercise (and notice thereof) shall be unconditional, irrevocable and must be made strictly in accordance with the prescribed terms and times; otherwise its purported exercise shall be void and ineffective. The enumeration of specific examples of a general provisions or use of the word “including” shall not be construed as a limitation of the general provision. Unless a party’s approval or consent is required by the express terms of this Lease not to be unreasonably withheld, conditioned or delayed, such approval or consent may be withheld, conditioned or delayed in the party’s sole discretion. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; but a leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant and approved by the holder of any mortgagee of the Premises having the right to approve this Lease. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by any electronic means or by electronic, photographic or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible. If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties or representations other than those expressly set forth in this Lease.

8.5        Estoppel Certificate.  Within 10 days after either party’s request, the other agrees to execute, acknowledge and deliver a statement in writing certifying whether this Lease is in full effect (or if there has been any amendment whether the same is in full effect as amended and stating the amendment or amendments), the Term Commencement Date and Rent Commencement Date, the amount of and the dates to which the Base Rent (and Additional Rent and all other charges) have been paid and, as of its best knowledge and belief, any other information concerning performance, construction, tenancy, possession, payment of the Tenant Improvement Allowance or other matters of reasonable interest to prospective lenders or purchasers. Both parties agree that any such statement may be relied upon by any person to whom the same is delivered. Tenant acknowledges that prompt execution and delivery of such statements, and of instruments referred to in Section 9.3, in connection with any proposed financings or sales constitute essential requirements of Landlord’s financings or sales; and any failure by Tenant to perform under this Section within the time provided will be a default for which the Lease may be terminated following notice and expiration of an additional 10 day cure period. Tenant will indemnify Landlord in the manner elsewhere provided in this Lease against all loss (expressly including lost sales, damages in the nature of increased financing costs, forfeited financing fees and attorneys’ fees) resulting from Tenant’s failure to comply herewith.

8.6        Notice of Lease.  Neither party shall record this Lease, but each party will, upon request of the other, execute a recordable notice of lease in form reasonably approved by Landlord and which notice shall contain the provisions of this Section), and upon termination of the Term for whatever reason a like notice of termination of lease. Tenant irrevocably appoints Landlord and its successors and assigns as its attorney-in-fact coupled with an interest which appointment shall survive termination of the Term and have full power of substitution following any termination, to execute, acknowledge, deliver and record a notice of termination of lease in Tenant’s name if Tenant fails so to do within 10 days of any request.

8.7        Landlord’s Default.  Landlord shall use due diligence in performing its covenants under this Lease. In no event shall Landlord be in default unless notice thereof has been given to Landlord (and all mortgagees of which Tenant has notice) and Landlord (or any mortgagee in its sole discretion) fails to perform within 30 days (provided, however, that such 30 day period shall be reasonably extended if such performance begins within such period and thereafter is diligently pursued, or if such mortgagee notifies Tenant within such period that it intends to cure on behalf of Landlord and thereafter begins and diligently pursues curing with reasonable promptness taking into account any time needed by any mortgagee to obtain possession of the Property).

8.8        Brokers.  Each party warrants and represents to the other that it has not dealt with any broker in connection with this Lease or the Premises except for the Broker(s), if any, listed in Section 1.1, whose commission will be paid by Landlord pursuant to a separate agreement; and each agrees to indemnify and save the other harmless in the manner elsewhere provided in this Lease from any breach of this warranty and representation, which will survive the termination of the Term.

8.9        Vacancy at End of Term.  If Tenant vacates substantially all of the Premises (or substantially all of major portions of the Premises, including a floor of the building) at any time within the last six months of the Term, Landlord may with Tenant’s consent, which will not be unreasonably withheld, conditioned or delayed, enter the vacated Premises (or such portions) and commence demolition work or construction of leasehold improvements for future tenants. The exercise of such right by Landlord will not affect Tenant’s obligations to pay Base Rent or Additional Rent with respect to the Premises vacated (or such portions), which obligations shall continue without abatement until the end of the Term. If Tenant remains in occupancy of portions of the Premises and Landlord exercises its rights under this Section, then as a condition of giving its consent Tenant may require that Landlord pay for any reasonable additional security services and any other out-of-pocket costs of Tenant.

8.10      Tenant and Landlord as a Business Entity.  Tenant and Landlord each warrant and represent to the other that (a) each is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) each has the authority to own its property and to carry on its business as contemplated under this Lease; (c) each has duly executed and delivered this Lease; (d) the execution, delivery and performance by each of this Lease (i) are within the powers of each, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which each is a party or by which it or any of its property is bound, or (iv) will not result in the imposition of any lien or charge on any of each’s property, except by the provisions of this Lease; and (e) the Lease is a valid and binding obligation of each in accordance with its terms.

8.11      Deliberately Omitted.

8.12      Confidentiality.  Except as may be required by law including any securities law, Tenant agrees not to disclose the terms and conditions of this Lease to anyone other than Tenant’s attorneys, accountants, lenders and personnel, all of whom Tenant shall require to keep this Lease confidential, without Landlord’s prior written.

8.13    Signage and Rooftop Equipment.  Upon compliance with all applicable laws, including town bylaws, Tenant have the right to install signage as shown on the attached Exhibit I at Tenant’s sole expense, subject to Landlord’s prior approval of the design of such signage, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall keep such signs in good condition and repair at Tenant’s expense. At the expiration or earlier termination of this Lease, Tenant shall, at its sole expense, remove all such signs and repair and restore the areas where such signs are installed to Landlord’s reasonable satisfaction and leave such areas in good order and repair.

Upon compliance with all applicable laws, including town bylaws,, Tenant shall have permission to use a portion of the roof of the Building as shown on Exhibit J to install, use, maintain, replace and remove telecommunications antennas, microwave dishes and other communications quipment solely for Tenant’s own use (collectively, the “Rooftop Equipment”). Tenant’s installation and operation of the Rooftop Equipment and its obligations with respect thereto shall be in accordance with all of the agreements contained in this Lease, shall require Landlord’s prior approval of plans therefor, such approval not to be unreasonably withheld, conditioned or delayed, showing in reasonable detail the Equipment and it proposed installation, shall minimize the number of penetrations of the roof membrane, shall not result in damage to the roof or the Building, shall be without interference with the business and telecommunications of any other person, and Tenant shall be responsible for installing, maintaining and implementing all related safety measures and devices reasonably required in connection with the installation, operation or use of the Rooftop Equipment, and shall be solely responsible for all damage to persons or property resulting from the installation, operation or use of the Rooftop Equipment in each case indemnifying and holding harmless Landlord in the manner elsewhere provided in this Lease. Prior to commencing installation of the Rooftop Equipment, Tenant shall provide Landlord with (i) copies of all required permits, licenses and authorizations which Tenant will obtain at its own expense and which Tenant will maintain at all times during the operation of the Rooftop Equipment; and (ii) a certificate of insurance evidencing insurance coverage of such Rooftop Equipment as required by this Lease and any other insurance reasonably required by Landlord for the installation and operation of the Rooftop Equipment. At the expiration or earlier termination of the Lease or the permanent termination of the operation of any portion of the Rooftop Equipment by Tenant, Tenant shall, at its sole cost and expense, remove the Rooftop Equipment (or the applicable portion thereof) and restore such area, including the roof and roof membrane, to Landlord’s reasonable satisfaction and leave the area in good order and repair All Tenant obligations under this Section shall survive the expiration or earlier termination of the Term of this Lease.

8.14    Tenant Audit Rights.  The Landlord shall keep full and complete records of operating costs for three (3) years following the end of each period. After receipt of statements of operating expenses, Property Taxes or any other amounts considered additional rent, the Tenant (or its designated representative) shall at any time during the succeeding twelve (12) month period (but not more than once) have the right to review the books, records, and calculation of the operating expenses/property taxes charged to the Tenant. Tenant shall (and shall cause its employees, agents and consultants to) keep the results of any such audit or audited statement strictly confidential. In no event shall Tenant engage any agent or consultant to assist in its review if such person is being paid on a contingent fee or any other basis where such person’s fee or compensation, in whole or in part, is determined by any overcharges; provided, however, that the foregoing shall not apply to UGL Equis or any other nationally recognized real estate consulting firm. Tenant shall give 30 days written notice of its intent to review the accounting records and the review and audit report will be completed in a timely manner. If such audit or audited statement shows that the amounts paid by Tenant to Landlord on account of Tenant’s share of operating costs or taxes exceed the amounts to which Landlord is entitled hereunder, Landlord shall credit the amount of such excess toward the next installment of Tenant’s share of operating expenses and taxes due hereunder or, in Tenant’s sole option, refund such amount to Tenant within thirty (30) days following the determination of the overpayment. All costs and expenses of any such audit or audited statement shall be paid by Tenant, unless it is determined that the Landlord’s initial statement was in error in Landlord’s favor by more than five percent (5%), in which case Landlord shall pay the reasonable cost of such audit or review within thirty (30) days of Tenant’s request (but in any event not more than $5,000.00).

ARTICLE IX

Landlord’s Financing

9.1        Subordination and Superiority of Lease.  Tenant agrees that this Lease and the rights of Tenant hereunder will be subject and subordinate to any lien of the holder of any existing or future mortgage, and to the rights of any lessor under any ground or improvements lease of the Premises (all mortgages and ground or improvements leases of any priority are collectively referred to in this Lease as “mortgage,” and the holder or lessor thereof from time to time as a “mortgagee”), and to all advances and interest thereunder and all modifications, renewals, extensions and consolidations thereof; provided, however, that with respect to future liens of any mortgage hereafter granted the foregoing agreement is subject to such mortgagee executing and delivering to Tenant an agreement in the form of Exhibit D or in such other form as such mortgagee may require in which the mortgagee agrees in substance that such mortgagee shall not disturb Tenant in its possession of the Premises upon Tenant’s attornment to such mortgagee as Landlord and the performance of Tenant’s Lease covenants (both of which conditions Tenant agrees with all mortgagees to perform). Tenant agrees that any present or future mortgagee may at its option unilaterally elect to subordinate, in whole or in part and by instrument in form and substance satisfactory to such mortgagee alone, the lien of its mortgagee (or the priority of its ground lease) to some or all provisions of this Lease.

Tenant agrees with any mortgagee now or hereafter holding a mortgage that if any such mortgagee, its designee or any purchaser at a foreclosure sale shall succeed to the interest of Landlord under this Lease then, notwithstanding anything in this Lease to the contrary, such mortgagee, designee or purchaser shall not be (a) liable to Tenant for any act, neglect or default on the part of Landlord or liable on account of any fact, circumstance or condition existing prior to the date such mortgagee, designee or purchaser succeeds to Landlord’s interest, or (b) subject to any counterclaims, offsets or defenses which Tenant might have against Landlord, or (c) bound by any rent which Tenant paid for more than one month in advance, or (d) bound by any security deposit or last month rent that Tenant paid unless the same shall actually have been received by such mortgagee expressly as security for Tenant’s performance of the Lease, or (e) bound by any amendment or modification of the Lease made without such mortgagee’s prior written consent, or (f) liable under the Lease beyond such mortgagee’s, designee’s or purchaser’s interest in the Property of which the Premises are a part, or (g) responsible for the performance of any construction or other work to be done by Landlord or any tenant improvement allowance to be paid by Landlord, or (h) required to remove any person occupying the Premises or any part thereof.

Tenant agrees that this Lease shall survive the merger of estates of ground or improvements lessor and lessee. Until a mortgagee either superior or subordinate to this Lease forecloses Landlord’s equity of redemption (or terminates in the case of a ground or improvements lease) no mortgagee shall be liable for failure to perform any of Landlord’s obligations. Tenant shall, if requested by Landlord or any mortgagee, give notice of any alleged non-performance on the part of Landlord to any such mortgagee provided that an address for such mortgagee has been given to Tenant; and Tenant agrees that such mortgagee shall have a separate, consecutive reasonable cure period of no less than 30 days (to be reasonably extended in the same manner Landlord’s cure period is to be extended including reasonable extensions to all such mortgagee to obtain possession of the Property) following Landlord’s cure period during which such mortgagee may, but need not, cure any non-performance by Landlord. The agreements in this Lease with respect to the rights and powers of a mortgagee constitute a continuing offer to any person which may be accepted by taking a mortgage (or entering into a ground or improvements lease) of the Premises.

9.2        Rent Assignment.  If from time to time Landlord assigns this Lease or the rents payable hereunder to any person, whether such assignment is conditional in nature or otherwise, such assignment shall not be deemed an assumption by the assignee of any obligations of Landlord; but the assignee shall be responsible only for non-performance of Landlord’s obligations as limited herein which occur after it succeeds to and only while it holds Landlord’s interest in the Premises.

9.3        Other Instruments.  The provisions of this Article shall be self-operative; nevertheless, Tenant agrees to execute, acknowledge and deliver any subordination, attornment or priority agreements or other instruments conforming to the provisions of this Lease (and being otherwise commercially reasonable) from time to time requested by Landlord or any mortgagee, and further agrees that its failure to do so within ten days after written request shall be a default for which this Lease may be terminated following notice and expiration of a 10 day cure period. Without limitation, where Tenant in this Lease indemnifies or otherwise covenants for the benefit of mortgagees, such agreements are for the benefit of mortgagees as third party beneficiaries; and at the request of

Landlord, Tenant from time to time will confirm such matters directly with such mortgagee.

[End of Page]

Executed under seal as of the date first written above.

TENANT: Harris Corporation		WELLS FUND XIV – 150 APOLLO DRIVE, LLC, a
Georgia limited liability company

		By:	Wells Real Estate Fund XIV, L.P., a Georgia limited
By:	/s/ Robert G. Whelen		partnership, its sole member
Robert G. Whelen
			By:	Wells Capital, Inc., a Georgia corporation,
Its:	Vice President, Real Estate and			its general partner
Environmental Health & Safety
By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Senior Vice President

1

EXHIBIT A

LEGAL DESCRIPTION

A certain parcel of land in Chelmsford Middlesex County, Massachusetts as shown as Lot B on a subdivision plan entitled “Plan of Land in Chelmsford, Massachusetts Assessor’s Plat 113, Lot 13” prepared by Vanasse Hangen Brustlin, Inc., dated April 16, 1998 recorded with Middlesex North District Registry of Deeds as Instrument No. 33514 in Plan Book 197, Page 26. According to said Plan, said Lot B contains 191,173± square feet.

Exhibit B

Tenant Work Insurance Schedule

1.      Tenant shall purchase or shall cause each Tenant Contractor to purchase, in a company or companies against which the Landlord has no reasonable objection, such insurance as will protect him from claims set forth below which may arise out of or result from the contractor’s operations on the Premises.

.1        claims under workers’ or workmen’s compensation, disability benefit and other similar employee benefit acts;

.2        claims for damages because of bodily injury, occupational sickness or disease, or death of his employees;

.3        claims for damages because of bodily injury, sickness or disease, or death of any person other than his employees;

.4        claims for damages insured by personal injury liability coverage which are sustained (1) by any person as a result of an offense directly or indirectly related to the employment of such person by the Contractor, or (2) by any other person;

.5        claims for damages, other than the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

.6        claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle; and

.7        claims for contractual liability (both oral and written) under this undertaking with Tenant.

2.      The insurance required by Section 1.1 of this Schedule shall include all major divisions of coverage, and shall be on a comprehensive general basis. Such insurance shall be written for not less than any limits of liability required by law or those set forth below, whichever is greater.

.1        Workmen’s Compensation - as required by law.

.2        Public Liability - Single Limit (Combined) Per Occurrence.

Bodily & Personal Injury $1,000,000

Property Damage $1,000,000 Occurrence/Aggregate.

.3        Automobile Liability - Single Limit (Combined) Per Occurrence.

Bodily Injury $1,000,000

Property Damage $1,000,000 per Occurrence

.4        Independent Contractors - $1,000,000 Per Occurrence.

.5        Products and Completed operations - $1,000,000 Per Occurrence, covering liability for claims made within applicable statutes of limitations following issuance of final Certificate of Payment.

.6        Broad Form Blanket Contractual Liability (both oral and written) - $1,000,000 Per Occurrence.

.7        Excess Liability Umbrella covering all above items $5,000,000 per Occurrence.

Exhibit C

Initial Hazardous Materials Per Section 5.1.8

Exhibit D

Subordination, Non-Disturbance and Attornment Agreement Form

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is made as of this          day of                     , 20     by and among                                                                  , having its principal office and place of business at                                                               (“Lender”),                                                  , having its principal office and place of business at                                                               (“Landlord”), and                                              , having its principal office and place of business at                                                           (“Tenant”). As used herein, “Lender” also means any designee of Lender or any purchaser at a foreclosure sale.

Landlord and Tenant have entered into a certain lease dated             , 20     (the “Lease”, a copy of which is attached as Exhibit A) covering premises (the “Premises”) on the real property (the “Property”) more particularly described in Exhibit B attached; and

Lender has or has agreed to make a loan (the “Loan”) to Landlord to be evidenced by a certain promissory note issued by Landlord to Lender (the “Note”); and

The Note is to be secured by a certain mortgage and security agreement (the “Mortgage”) and by a certain assignment of leases and rents (the “Assignment”) encumbering, the Property and Premises; and

It is a condition to the Loan that the Mortgage be a lien or charge upon the Premises unconditionally prior and superior to the Lease and the leasehold interest of Tenant thereunder; and

Tenant acknowledges that the Mortgage, when recorded, will constitute a lien or charge upon the Premises which is unconditionally prior and superior to the Lease and the leasehold interest of Tenant thereunder; and

Lender has been requested by Tenant and by Landlord to enter into a non-disturbance agreement with Tenant;

NOW THEREFORE, in consideration of the mutual covenants hereinafter contained and other good and valuable consideration, the parties hereto mutually covenant and agree as follows:

1.          The Lease and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of Tenant thereunder in and to the Premises are and shall be subject and subordinate to the Mortgage and to all of the terms and conditions contained therein and changes thereto.

2.          Lender consents to the Lease and, in the event Lender acquires title to the Premises as a result of the foreclosure or other enforcement of the Mortgage or by deed in lieu thereof, Lender agrees that, so long as Tenant is not then in default hereunder or under the Lease beyond any applicable notice and cure period and has attorned to Lender as hereafter provided, Lender will recognize Tenant and all of its rights under the Lease and will not disturb Tenant in its possession of the Premises for any reason other than one which would entitle Landlord to enforce any of its rights or terminate the Lease or would cause, without any further action by Landlord, the termination of the Lease.

3.          Tenant agrees with Lender that if the interests of Landlord in the Premises shall be transferred to and owned by Lender by reason of foreclosure or other proceedings brought by it or by a deed in lieu of foreclosure, or shall be conveyed thereafter by Lender to a successor, or shall be conveyed to a successor pursuant to a foreclosure sale, Tenant and Lender (which term shall include any such successor) shall, subject to Section 4, have the benefit of and be bound to one another under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof expressly provided for in the Lease, with the same force and effect as if Lender were the Landlord under the Lease; and Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties immediately upon Lender succeeding to the interest of Landlord in the Premises. Tenant agrees, however, upon written request by Lender promptly to execute and deliver an instrument in confirmation of the foregoing reasonably satisfactory to Lender in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

4.          Tenant agrees with Lender that if Lender shall succeed to the interest of Landlord under the Lease that, notwithstanding anything herein or in the Lease to the contrary, Lender shall not be (a) liable to Tenant for any act, neglect or default on the part of Landlord or any other party with whom Tenant has dealt concerning the Premises, or liable on account of any fact, circumstance or condition existing prior to the date such mortgagee, designee or purchaser succeeds to Landlord’s interest, or (b) subject to any counterclaims, offsets or defenses which Tenant might have against Landlord, or (c) bound by any rent which Tenant paid more than one month in advance to Landlord, or (d) bound by any security deposit or last month rent that Tenant may have paid unless the same shall actually have been received by Lender expressly as security for Tenant’s performance of the Lease, or (e) bound by any amendment or modification of the Lease made without Lender’s prior written consent, or (f) liable under the Lease beyond Lender’s interest in the Property of which the Premises are a part, or (g) responsible for the performance of any construction or other work to be done or any Tenant improvement allowance to be paid by Landlord, including without limitation restoration of the Premises following any casualty or taking, or (h) required to remove any person occupying the Premises or any part thereof.

5.          In the event that Landlord shall default in the performance of the Lease and such default shall continue beyond the applicable cure period, Tenant shall give written notice thereof to Lender and Lender shall have the right, but not the obligation, to cure such default. Without implying that Tenant has any such right, in no event shall Tenant take any action with respect to such default, including any action to terminate, rescind or void the Lease or to withhold or abate any rent thereunder, for at least sixty (60) days after written notice is given by Tenant to Lender, such period to be extended (a) for an additional period in the same manner as Landlord’s cure period may be extended pursuant to the terms of the Lease, and (b) in addition, for such further period as may be necessary for Lender to remove any stay in bankruptcy and to commence and complete foreclosure proceedings or remove any other cause beyond its reasonable control impairing its ability to cure, to obtain possession of the Premises and thereafter to commence and diligently prosecute such cure to completion.

6.          Landlord has agreed in the Mortgage and other loan documents that the rents payable under the Lease shall be paid directly by Tenant to Lender upon the occurrence of a default by Landlord under the Mortgage. Accordingly, after notice is given by Lender to Tenant that the rents under the Lease should be paid to or at the direction of Lender, Tenant shall pay to Lender, or in accordance with the directions of Lender, all rents and other moneys thereafter due and to become due under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Mortgage. Landlord hereby waives any right, claim or demand it may now or hereafter have against Tenant by reason of such payment to Lender, and any such payment to Lender shall discharge the obligations of Tenant to make such payment under the Lease.

8.          Tenant agrees as of the date hereof that:

(a)      to the best of Tenant’s actual knowledge, Exhibit A is a true and complete copy of the Lease, the Lease is in full force and effect and there are no amendments, modifications or supplements thereto, and the Landlord’s rights and Tenant’s obligations under the Lease are not subject to or affected by any separate agreement between Tenant and Landlord;

(b)      to the best of Tenant’s knowledge, Landlord has satisfied all commitments made to induce Tenant to enter into the Lease and Landlord is not in any respect in default in the performance of the terms and provisions of the Lease except as follows: [none unless matters are added]                                                                                                                      ;

(c)      to the best of Tenant’s knowledge, there are no existing defenses which Tenant has against the full enforcement of the Lease by Landlord and no offsets or credits against rents payable under the Lease except as follows: [none unless matters are

added]                                                                                                                                                   ;

(d)      Tenant has accepted the Premises [and is in occupancy thereof]; there are no free periods of rent or other concessions granted to Tenant except as the same are expressly set forth in the Lease, and Tenant is not in any respect in material default in the performance of the terms and conditions of the Lease except as follows: [none unless matters are added]                                                                                                  ;

9.          Tenant agrees that (a) Lender in making disbursements pursuant to any agreement relating to the Loan is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement shall not defeat the subordination herein made in whole or in part, (b) the Mortgage and the note evidencing the indebtedness secured thereby may be increased, replaced, renewed, extended, modified, substituted, replaced, consolidated or otherwise changed from time to time by agreement between Landlord and Lender and this Agreement shall continue in full force and effect as to all such changes, (c) that Tenant shall not further subordinate its interest under the Lease to any other lender or person with first obtaining the prior written consent of Lender (and any such further subordination without such consent shall be null and void), and (d) that Lender shall have the benefit of all of the rights of the holder of a mortgage provided for in the Lease.

10.          This Agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns. As used herein the terms “Tenant” shall include Tenant, its successors and assigns; the words “foreclosure” and “foreclosure sale” as used herein shall be deemed to include the acquisition of Landlord’s estate in the Premises by voluntary deed (or assignment) in lieu of foreclosure; and the word “Lender” shall include the Lender named and any of its successors, participants and assigns, including without limitation anyone who shall have succeeded to Landlord’s interest in the Premises by, through or under foreclosure of the Mortgage or otherwise through a conveyance by Lender.

11.          All notices, consents and other communications pursuant to the provisions of this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable commercial overnight carrier that provides a receipt, such as Federal Express, and shall be deemed given on the second business day after so postmarked (or deposited with such carrier, as the case may be) and addressed as set forth above, or to such other address as shall from time to time have been designated by written notice by such party to the other parties as herein provided.

13.          This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Lease and the leasehold interest of Tenant thereunder to the lien or charge of the Mortgage in favor of Lender, and shall supersede and control any prior agreements as to such, or any, subordination, including, but not limited to, those provisions, if any, contained in the Lease, which provide for the subordination of the Lease and the leasehold interest of Tenant thereunder to a deed or deeds of trust or to a mortgage or mortgages to be thereafter executed, and shall not be modified or amended and no provision herein shall be waived except in writing signed by the party against whom enforcement of any such modification or amendment is sought. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect or in any circumstances, such invalidity, illegality of unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed as a sealed contract in accordance with the law of The Commonwealth of Massachusetts. All rights of Lender hereunder may be exercised by any assignee of or participant in the Loan or any successor to Lender. Upon the release or discharge of the Mortgage of record, all of Lender’s consent and approval rights, rights to receive notice, rights to cure defaults and other similar rights shall automatically expire and terminate.

IN WITNESS WHEREOF the parties hereto have placed their hands and seals the day and year first above written, including execution electronically and by counterpart copies.

LANDLORD:
By:

TENANT:
By:
Its: (Vice) President

By:
Its: (Assistant) Treasurer
LENDER:

By:
Its:

COMMONWEALTH OF MASSACHUSETTS

                     County, ss.

On this              day of                     , 2009, before me, the undersigned notary public, personally appeared                      on behalf of                     , proved to me through satisfactory evidence of identification, which was a current driver’s license, to be the person whose name is signed on the preceding or attached document, and who swore or affirmed to me that the contents of the document are truthful and accurate to the best of his/her knowledge and belief.

(official signature and seal of notary)
My commission expires

COMMONWEALTH OF MASSACHUSETTS

                     County, ss.

On this              day of                     , 2009, before me, the undersigned notary public, personally appeared                      of                     , proved to me through satisfactory evidence of identification, which was a current driver’s license, to be the person whose name is signed on the preceding or attached document, and who swore or affirmed to me that the contents of the document are truthful and accurate to the best of his/her knowledge and belief.

(official signature and seal of notary)
My commission expires

COMMONWEALTH OF MASSACHUSETTS

                     County, ss.

On this              day of                     , 2009, before me, the undersigned notary public, personally appeared                      of                     , proved to me through satisfactory evidence of identification, which was a current driver’s license, to be the person whose name is signed on the preceding or attached document, and who swore or affirmed to me that the contents of the document are truthful and accurate to the best of his/her knowledge and belief.

(official signature and seal of notary)
My commission expires

Exhibit E

Tenant’s Initial Construction

1.	Plans and Specifications.

(a)        Preparation of Plans.  Tenant has prepared plans and specifications for Tenant’s Initial Construction as listed on the attached Exhibit E1, which Landlord has approved and from which Tenant shall prepare Construction Documents for Landlord’s approval as provided for in Section 3.2.2 of the Lease (as so approved and including and Change Orders thereafter approved by Landlord, “Tenant’s Plans” and the work so shown being “Tenant’s Initial Construction”).

(b)        Change Orders.  Tenant’s Plans shall not be materially changed or modified by Tenant (“Change Order”) after approval by Landlord without the further approval in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed so long as the requirements of Section 3.2 of the Lease are met with respect to such Change Orders.

2.	Tenant’s Initial Construction.

(a)        General.  Landlord and its authorized representatives shall be kept fully apprised and informed of the construction process, and shall have the right to inspect Tenant’s Initial Construction from time to time and to attend construction job-site meetings. Landlord and its authorized representatives shall also have the right to inspect Tenant’s Initial Construction and the progress thereof from time to time.

(b)        Tenant’s Architect/Engineers.  Tenant has retained, and Landlord has approved, Interior Architects of Boston as “Tenant’s Architect” for Tenant’s Initial Construction.

Tenant shall also retain the services of structural electrical and mechanical engineers approved by Landlord if any portion of Tenant’s Initial Construction affects such systems of the Building. Even though such engineers (and architect) may have been otherwise engaged by Landlord in connection with the Building, Tenant shall be solely responsible for the liabilities and expenses of all architectural and engineering services relating to Tenant’s Initial Construction (subject to reimbursement from the Tenant Improvement Allowance) and for the adequacy and completeness of Tenant’s Plans submitted to Landlord. Tenant’s Plans shall provide for the uniform exterior appearance of the Building, including without limitation the use of Building standard window blinds and Building standard light fixtures within fifteen (15) feet of each exterior window.

(c)        Performance of Tenant’s Initial Construction.  Tenant’s Initial Construction shall be performed in accordance with Tenant’s Plans and in accordance with the requirements of this Exhibit E and Section 3.2 of the Lease. Without limitation,

Tenant’s Initial Construction must comply with all codes in effect for the municipality in which the Building is located and the requirements, rules and regulations of all governmental agencies having jurisdiction. Tenant must deliver to Landlord copies of all required permits and approvals prior to the commencement of Tenant’s Initial Construction.

(d)        Tenant Contractor.  Any contractor of Tenant (or any employee or agent of Tenant) performing Tenant’s Initial Construction shall be subject to all of the terms, conditions and requirements contained in the Lease. Landlord shall have the right to review and approve the contract between Tenant and the general contractor performing Tenant’s Initial Construction, such approval not to be unreasonably withheld, conditioned or delayed.

(e)        General.  Upon completion of the Tenant’s Initial Construction, Tenant shall submit to Landlord a permanent certificate of occupancy (if available in the city or town in which the Premises are located) and final approval by the other governmental agencies having jurisdiction (to the extent required).

3.	Tenant Improvement Allowance.

Subject to the provisions of the Lease Landlord has provided Tenant with an allowance for the Allowance Costs in an amount not to exceed the Tenant Improvement Allowance amount set forth in Section 1.1 of the Lease. Any Allowance Costs in excess of the Tenant Improvement Allowance shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement therefor. The entire Tenant Improvement Allowance must be spent and requisitioned from Landlord in the manner hereafter provided within one year following the Term Commencement Date; any amount of such Tenant Improvement Allowance not spent and requisitioned by such time shall be the sole property of Landlord.

For purposes of this Lease, “Allowance Costs” means any out-of-pocket third party costs incurred by Tenant for Tenant’s Initial Construction performed in accordance with Tenant’s Plans for architectural and engineering design services, construction management services and construction costs paid to Tenant Contractors and a Construction Oversight Fee paid to Landlord. In addition, “Allowance Costs” means the purchase and installation of furniture, fixtures and equipment, voice and data cabling and Tenant’s costs of moving from its present location to the Premises (together “FF&E”). Landlord’s “Construction Oversight Fee” shall be a monthly fee of $9,500 payable during the construction period of Tenant’s Initial Construction to reimburse Landlord for engaging the services of CB Richard Ellis or another firm reasonably acceptable to Tenant to review Tenant’s Construction Documents, attend construction meetings and generally observe construction of Tenant’s Initial Construction, which Fee shall be credited against the Improvement Allowance as it is earned.

The Improvement Allowance shall be disbursed as requisitioned by Tenant but not more frequently than quarterly with the first requisition submitted not sooner than the

Term Commencement Date and in an amount not more than ninety percent of the total Allowance Costs requisitioned and never more in the aggregate than 25% of the Tenant Improvement Allowance amount on account of FF&E. For each disbursement, Tenant shall submit a requisition package to Landlord covering the period in question, with (1) an itemization of the costs being requisitioned, (2) a certificate signed by an officer of Tenant certifying that all such costs are Allowance Costs as described in this Exhibit that have been incurred by Tenant and have been or will be paid by Tenant to third parties in accordance with the requisition, (3) appropriate AIA requisition forms duly executed by Tenant, Tenant’s Architect and Tenant’s Contractor, (4) lien releases in a form approved by Landlord on behalf of all contractors and subcontractors whose work is included in the requisition and (5) invoices and bills as requested by Landlord describing the Allowance Costs in reasonable detail. Prior to substantial completion of Tenant’s Initial Construction, Tenant shall not requisition and Landlord shall not be obligated to pay, more than ninety percent of the total amount of the Tenant Improvement Allowance, and never more than 25% of such total amount on account of Allowance Costs which are FF&E. The requisition package submitted after substantial completion of Tenant’s Initial Construction shall also include (w) a certificate of Tenant and Tenant’s Architect that Tenant’s Initial Construction has been completed substantially in accordance with the Tenant’s Plans, (x) lien releases from each contractor including Tenant’s Contractor and each subcontractor who performed work, (y) a set of “as-built” plans of Tenant’s Initial Construction prepared by Tenant’s Architect or Contractor, and (z) a copy of the original permanent certificate of occupancy, it being a condition of substantial completion and of such payment that such certificate of occupancy shall have been issued.

Exhibit E1

Tenant’s Plans for Tenant’s Initial Construction

WIRE INTEGRATION
1ST FLOOR PROGRAM
FDM PROTOTYPE/
MACH ING LAB
SHIPPING/
RECEIVING
OTC LAB
MOBILE
DATA
BROADBAND LAB
XTDMA
SVT

INTERIOR
ARCHITECTS
BOSTON

160 STATE STREET, 10TH FLOOR
BOSTON, MASSACHUSETTS 02109

Project Name: HARRIS CORP-150 APOLLO DRIVE

Job Number: 039517.00

Refer To Drawing:	
Issue:	FOR REVIEW
Date:	1/4/2010
Scale:	N.T.S.
Drawing:	1ST FL

JANN MELLMAN
2ND FLOOR PROGRAM
MIKI AXFORD
GREG HENDERSON
XTDM
ANDY WHITAKER
FOOD

Project Name: HARRIS CORP–150 APOLLO DRIVE

Job Number: 039517.00

INTERIOR ARCHITECTS
BOSTON
160 STATE STREET, 10TH FLOOR
BOSTON, MASSACHUSETTS 02109

Refer To Drawing:
Issue: FOR REVIEW
Date: 1/4/2010
Scale: N.T.S.
Drawing: **2ND FL**

3RD FLOOR PROGRAM

BUSINESS UNIT	[illegible]	[illegible]	[illegible]	[illegible]	TOTALS
IT GROUP			[illegible]	[illegible]	[illegible]
EXECUTIVE	1	[illegible]	[illegible]	[illegible]	[illegible]
FINANCE		[illegible]	[illegible]	[illegible]	[illegible]
SALES/MKTG		[illegible]	[illegible]	[illegible]	[illegible]
FUTURE				[illegible]	[illegible]
TOTALS	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

SALES/MARKETING
IT GROUP
FINANCE
EXECUTIVE/HR/
SECURITY/LEGAL
CONFERENCE CENTER/TRAINING/DEMO ROOM

INTERIOR ARCHITECTS
B O S T O N

160 STATE STREET, 10TH FLOOR
BOSTON, MASSACHUSETTS 02109

Project Name: HARRIS CORP-150 APOLLO DRIVE

Job Number: 039517.00

© 2010 INTERIOR ARCHITECTS, INC., A CALIFORNIA CORPORATION.

Refer To Drawing:
Issue: FOR REVIEW
Date: 1/4/2010
Scale: N.T.S.
Drawing: **3RD FL**

Exhibit F

Existing Building Furniture and Equipment

FURNITURE INVENTORY 150 APOLLO DRIVE
DESCRIPTION	COLOR	FIRST	SECOND	THIRD		TOTAL

MISCELLANEOUS SEATING
SIDE						277
Sit on It, sled base with arms	rust		2	7	9
Sit on It, sled base with arms	It. Blue		5		5

SQA, Limerick stack chair w/out arms	black	58	174	2	234
misc. stack chair without arms	red		11		11

Patrician lounge chairs, oak legs	dk. Blue		2		2
Gunlocke 4 legged stack chair w/arms	rust/blue	4	1	3	8
S.C.. sled base with arms, chrome leg	pink	2		2	4
Misc. sled base without arms			4		4

TASK						203
Sit on It, Transit chair with arms	rust,maroon	7	74	99	180
Sit on It, Transit chair with arms	rust		0		0
National Gotcha task chair	rust		1	1	2
Sit on It, Transit chair with arms	rust,maroon		5	13	18
Sit on It, Transit chair with arms	It. Blue		1		1

Miscellaneous task chair with arms	grey	2			2

CONFERENCE						0
Sit on It, Transit chair w/ arms, casters	rust	0			0

MISCELLANEOUS TABLES
CONFERENCE						22
sqa, q tables, 30 x 72 laminate	tan spec.			1	1
sqa, q tables, 30 x 60 laminate	tan spec.	5	8	4	17
sqa, q tables, 30 x 60 laminate	grey spec.		3		3
sqa, q tables, 24 x 60 laminate	tan spec.		1		1

MISCELLANEOUS						20
30 round lam. Table, sqa	It. tan spec	1		2	3
36 round lam. Table	It. tan spec.	1			1
36 square HMI lam. Table	inner tone	1			1
42 round S.C. lam. Table	oak lam.	6	1		7
30 x 60, 4 legged, lam. Top, chr. Leg		8			8

LAB BENCHES/TABLES/STOOLS						22
rolling/ mounted racks					0

lab benches (a variety of lengths)	tan, blue				0	tbd

lab stool without arms	green			1	1
lab stool without arms	green pindot	0			0
lab stool without arms(throughout bld)	blue pindot	2			2	tbd
lab stool without arms(throughout bld)	blue	12			12	tbd
lab stool without arms(throughout bld)	blue or blk	4			4	tbd
lab stool without arms(throughout bld)	black	2			2	tbd
lab stool with arms(throughout bld)	black	1			1	tbd

FILES / CABINETS						6
Storage Cabinet, Meridian, 68”	grey	0			0
Storage Cabinet, Misc., 68”	beige tones	0			0
Storage Cabinet, Misc., 42”	black	1			1

4 high verticle	beige tones	1		4	5
(cabinets will need to be emptied)

BOOKCASES						27
3 high plus	beige, black	13	1	2	16
4 high	beige tones	1			1
4 high, meridian	beige tones	1			1
5 high	beige tones	4			4

mailslot units	beige tones	1	2	2	5

PRIVATE OFFICE FURNITURE						20
SQA, Q system directors furniture	black body		1	8	9
metal body with laminate top:	grey spec.
RIGHT HANDED configuration	laminate
30 x 60 peninsula
42 x 20 bridge
20 x 66 credenza
bbf pedestal freestanding				12

SQA, Q system directors furniture	black body		5	6	11
metal body with laminate top:	grey spec.
LEFT HANDED configuration	laminate
30 x 60 peninsula
42 x 20 bridge
20 x 66 credenza
bbf pedestal freestanding			0

MISCELLANEOUS CASEGOODS						5
30 x 60 double ped metal desks	beige tones	0		3	3
30 x 60 double ped veneer desk	oak		1		1
48 x 72 Egan Visual Whiteboard			1		1

CONFERENCE ROOMS (COMPLETE)						147
SQA, Q tables, 30/60,24/60 laminate	tan spec.		23	20	43
Sit on It sled base chairs with arms	rust		54	50	104

MEDIA ROOM						14
Wrightline laminate tables, 30 x 60	grey spec.		4		4
24 x 72	grey spec.		1		1
30 x 36	grey spec.		2		2
bullet top	grey spec.		1		1
Sit on It low stools with arms	pink		6		6
CONFERENCE CENTER						58
SQA, Q tables, 30 x 60 laminate	tan spec.	19			19
National Gotcha seating	blk leather	39			39

RECEPTION						12
Sit on It, sled base with arms	grey	10			10
Patrician Dante glass and tables		2			2

CLASSROOM / TRAINING FURNITURE						35
Krueger tables, 24 x 72	light green	0			0
National Gotcha seating	tan	0			0

Nova tables, 36 / 72 with glass top	grey spec.	10			10
Sit on It, Transit seating	chess rouge	22			22
Sit on It stools w/ arms and footring	chess rouge	3			3

CUBICLES						18
Herman Milier SQA AOII panel sys.

primarily 8 x 7 workstations
1ST Floor (includes reception)		8			8
2ND Floor			74		74
3RD Floor				99	99
MISCELLANEOUS SYSTEMS PRODUCT						60
67/48 non powered panel		9	17		26
67/48 powered panel		1			1
67/36 nonpowered panel		1	1		2
67/36 powered panel		1			1
39/36 nonpowered panel			1		1
39/36 powered panel		1			1
39/48 powered panel		1			1
39/48 nonpowered panel		1			1
48/48 corner worksurface		1	11		12
24/36 straight worksurface		3	4		7
support panels			7		7

Exhibit G

Building Rules and Regulations

1.

SIGN DISPLAY. Tenant’s signage will be coordinated with the business park for uniformity and attractiveness. No sign, tag, label, picture, advertisement or notice shall be displayed, distributed, inscribed, painted or affixed by Tenant on any part of the outside of the building, any part visible from the outside of the building, or any part of the Premises without prior written consent of Landlord.

2.

DRIVES AND PARKING AREA. All parking shall be within the property boundaries and within marked parking spaces. There should be no on-street parking and at no time shall any Tenant obstruct drives and loading areas. Vehicular ingress and egress and the use of all parking areas, including all parking areas adjoining the Building, shall be subject to applicable laws. In all events, parking facilities shall be used only for vehicles which can occupy a standard parking area only, i.e. (9 feet by 18 feet). In addition, the use of any such parking facilities shall be limited to normal business parking and shall not be used for the continuous parking of any vehicle regardless of size, and no vehicle may be parked for advertising purposes. Trucks shall use only designated entrances, drives and service areas, if any.

3.	STORAGE AND LOADING AREAS. Unless specifically approved by Landlord in writing in advance, no materials, supplies or equipment shall be stored in any area on site except inside the Premises.

4.

LOCKS. No additional locks shall be placed on the doors of the Premises by Tenant nor shall any existing locks be changed unless Landlord is immediately furnished with two keys or the lock combinations thereto. All keys shall be given to Landlord at the termination of the Lease.

5.

CONTRACTORS AND SERVICE MAINTENANCE. Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service of or to the Premises for Tenant, to Landlord for Landlord’s approval not to be unreasonably withheld, conditioned or delayed before performance of any contractual service. This provision shall apply to ail work performed in the Building including installation of electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

6.	LODGING. Tenant shall not at any time occupy any part of the Building as sleeping or lodging quarters.

7.

COOKING AND SAFETY. Tenant shall not place, install or operate on Premises or in any part of Building, any stove or cooking facilites, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics or any flammable, explosive or hazardous material without the prior written consent of Landlord. No animals shall be brought into the building.

8.

WINDOW COVERINGS. Windows facing the Building exterior shall at all times be wholly clear and uncovered (except for such blinds or curtains or other window coverings Landlord may approve) so that a full unobstructed view of the interior of the demised Premises may be had from the exterior of the building.

9.

LOST OR STOLEN PROPERTY. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises regardless or whether such loss occurs when area is locked against entry or not.

10.	HOUSEKEEPING. None of the entries, passages, doors, or hallways shall be blocked, obstructed or littered with any rubbish, litter, trash or material of any nature placed, emptied or thrown thereon and all alleyways serving the Premises shall be kept clean, neat and unobstructed and shall be used only for access or egress by Tenant, Tenant’s agents, employees or invitees.

11.

WATER. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed. No person shall waste water by interfering with the faucets or otherwise.

12.	SOLICITING. Canvassing, soliciting and peddling at the Building are prohibited, and Tenant shall cooperate to prevent such activity.

Exhibit H

Premises Delivery Schedule

January 4, 2010 or the later date on which the Lease is actually executed and delivered: All of the 3rd floor of the Building, and those portions of the 1st and 2nd floors on the attached plans marked “Early Surrender.”

March 1, 2010: those portions of the 1st and 2nd floors on the attached plans marked “Avaya” and “Applied”.

The “Outside Premises Delivery Date” referred to in the Lease is March 1, 2010.

Early
Surrender
Avaya
AVAYA
Cannistraro
HVAC DUCT
HVAC PIPE
PLUMBING
FIRE PROTECTION
ELECTRICAL
F.1

1

PARTITION LEGEND
SHEET CONSTRUCTION NOTES
GENERAL NOTES
AVAYA
AVAYA RELOCATION
150 Apollo Drive
Chelmsford, Massachusetts
Avaya
Applied
Early Surrender
IA INTERIOR ARCHITECTS
BOSTON
SECOND FLOOR
INTERIOR
CONSTRUCTION
AI-102

2

Exhibit I

Sign Location

1

Exhibit J

Rooftop Equipment Location

2